The information in this preliminary prospectus supplement is not complete and may be changed.  A registration statement related to these securities has been declared effective by the Securities and Exchange Commission.  This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus supplement No. 1	Filed Pursuant to Rule 424b(5)
To prospectus dated November 5, 2013	Registration File No. 333-191869

$8,000,000

Shares of Common Stock

PEDEVCO Corp.

Pursuant to this prospectus supplement and the accompanying prospectus, PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we”, “us” and “our”) is offering                        shares of our common stock (the “Shares”).  We currently estimate the size of our offering at $8.0 million, with an estimated additional $1.2 million subject to the underwriter’s over-allotment option described below.

Our common stock is listed on the NYSE MKT under the symbol “PED.”  On December [ ], 2013, the last reported sales price of our common stock was [$   ].

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” beginning on page S-13 of this prospectus supplement and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which is incorporated herein by reference in its entirety.

	Per Share	Total*
Public offering price per Share	$	$
Underwriting discount (1)	$	$
Proceeds to us (before expenses) (2)	$	$

(1)
Excludes underwriter’s out-of-pocket expenses we have agreed to reimburse, and an advisory fee equal to 2% of the public offering price per share due and payable to Casimir Capital L.P., the Company’s financial advisor. See the section captioned “Underwriting” in this prospectus supplement for additional information.

(2)
We anticipate the total expenses associated with this offering will be approximately [$__________], including [$___________] payable as an advisory fee to Casimir Capital, L.P. as described in footnote (1) above.

The underwriter may also purchase up to an additional                shares from us, at the public offering price less the underwriting discount, within 45 days from the date of this prospectus supplement to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discount payable by us will be $               and total proceeds to us before expenses will be $              .

The underwriter expects to deliver the shares, in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about December      , 2013.

The net proceeds from sales under this prospectus supplement will be used as described under “Use of Proceeds.”

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $37,309,522, based on 22,848,914 shares of outstanding common stock and approximately 10,616,284 shares held by affiliates, at a price of $3.05 per share, which was the last reported sales price of our common stock as quoted on the NYSE MKT on November 27, 2013, as there was no trading of the Company's common stock on November 29, 2013.   Pursuant to General Instruction I.B.6 of Form S-3, in no event during the period of twelve calendar months immediately prior to, and including, the sales under this prospectus supplement, will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of the common stock held by non-affiliates so long as our public float remains below $75 million. We have offered and sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus supplement.  For purposes of the calculations set forth in this paragraph, we have used the closing price of the Company’s common stock on November 27, 2013, as there was no trading of the Company's common stock on November 29, 2013, which price was $3.05 per share.

You should carefully read and consider the information under “Forward-Looking Statements” and “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 11 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

National Securities Corporation

The date of this prospectus supplement is December ____, 2013

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus, dated November 5, 2013, are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this process, we may sell from time to time in one or more offerings up to an aggregate of $100,000,000 in our securities described in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any free writing prospectus is delivered or securities are sold on a later date. We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby.  This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement.  We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus supplement is a part, a future prospectus supplement, a free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus supplement. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of Shares. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us or the underwriter in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and accompanying prospectus outside of the United States.

Our logo and other trade names, trademarks, and service marks of PEDEVCO Corp. appearing in the prospectus and this prospectus supplement are the property of our company. Other trade names, trademarks, and service marks appearing in the prospectus and this prospectus supplement are the property of their respective holders.

The market data and certain other statistical information used throughout the prospectus and this prospectus supplement are based on independent industry publications, government publications and other published independent sources.  Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information.  Some data are also based on our good faith estimates. While we believe the market data included in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 11 of the accompanying prospectus.

Unless otherwise stated, information in this prospectus supplement assumes the underwriter will not exercise its over-allotment option to purchase additional shares of our common stock.

All references to “we”, “our”, “us”, the “Company”, and “PEDEVCO” in this prospectus supplement mean PEDEVCO Corp. and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor. Please carefully read this prospectus supplement, the prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation Of Certain Documents By Reference”.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus supplement. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus supplement and documents incorporated by reference herein, especially the risks of investing in our common stock as discussed under "Risk Factors." The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus supplement.

Overview

We are an energy company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the United States, and a secondary focus on conventional oil and natural gas plays.  Our current operations are located primarily in the Niobrara Shale play in the Denver-Julesburg Basin in Weld and Morgan Counties, Colorado, the Eagle Ford Shale play in McMullen County, Texas, and the Mississippian Lime play in Comanche, Harper, Barber and Kiowa Counties, Kansas.  We also hold an interest in the North Sugar Valley Field in Matagorda County, Texas, though we consider this a non-core asset.   We have entered into an agreement to acquire an approximate 34% indirect interest in a company holding an exploration agreement covering an approximately 380,000 acre oil and gas producing asset located in the Pre-Caspian Basin in Kazakhstan, which we plan to close upon receipt of required approvals from the Kazakhstan government, anticipated to be received no later than the third quarter of 2014, as described in greater detail below under “Recent Developments”.

We have approximately 9,293 gross (2,451 net) acres of oil and gas properties in our Niobrara core area.  Our current Eagle Ford position is a 3.97% non-operated working interest in 1,331 gross (53 net) acres.  We also recently acquired an average 98% working interest in 7,006 gross (6,885 net) acres in the Mississippian Lime play, which we operate. Condor Energy Technology LLC (“Condor”), which we jointly own and manage with an affiliate of MIE Holdings Corporation (“MIE Holdings”) as described below, operates our Niobrara interests, including five producing wells in the Niobrara asset with production during the past quarter of approximately 22,573 gross barrels (Bbl) of oil (4,492 net) and gross 21,894 thousand cubic feet (Mcf) of natural gas (5,135 net) or 3,649 gross barrels of oil equivalent (“BOE”) (856 net), (utilizing a conversion factor for gas sales of 6 Mcf per 1 Bbl), for total aggregate gross production during the past quarter of approximately 26,222 BOE (5,348 net). We believe our current assets could contain a gross total of over 400 drilling locations, assuming 80 acre spacing on our Niobrara asset.

The Company uses the equity method to account for both its 20% ownership in Condor, which owns and operates oil and gas properties in our Niobrara core area, and its 50% ownership in White Hawk Petroleum LLC (“White Hawk”), which owns non-operated oil and gas properties in our Eagle Ford core asset.  These equity investments are listed as a line item on our balance sheet but no revenue or production data is given in accordance with U.S. generally accepted accounting rules (“GAAP”) reporting requirements.  For clarity, we have listed below the total production volumes and total revenue for PEDEVCO as well as the Condor and White Hawk entities, along with the calculated production volumes and revenue numbers that would be net to PEDEVCO’s interest if reported on a consolidated basis for the most recent quarter ended September 30, 2013 as well as the nine months ended September 30, 2013.

Three months ended September 30, 2013 (Gross)	PEDEVCO	Condor	White Hawk

Oil volume (BBL)	1,218	16,371	4,028
Gas volume (MCF)	2,347	13,942	1,735
Volume equivalent (BOE)	1,609	18,695	4,317
Revenue (in thousands)	$199	$1,661	$427

Nine months ended September 30, 2013 (Gross)	PEDEVCO	Condor	White Hawk

Oil volume (BBL)	5,080	37,281	6,413
Gas volume (MCF)	5,434	27,809	4,848
Volume equivalent (BOE)	5,986	41,916	7,221
Revenue (in thousands)	$624	$3,629	$689

Three months ended September 30, 2013 (Net to PEDEVCO)	PEDEVCO	Condor	White Hawk	Combined Net to PEDEVCO’s interest
		20% owned	50% owned
Oil volume (BBL)	1,218	3,274	2,014	6,506
Gas volume (MCF)	2,347	2,788	868	6,003
Volume equivalent (BOE)	1,609	3,739	2,159	7,507
Revenue (in thousands)	$199	$332	$214	$745

Nine months ended September 30, 2013 (Net to PEDEVCO)	PEDEVCO	Condor	White Hawk	Combined Net to PEDEVCO’s interest
		20% owned	50% owned
Oil volume (BBL)	5,080	7,456	3,207	15,743
Gas volume (MCF)	5,434	5,562	2,424	13,420
Volume equivalent (BOE)	5,986	8,383	3,610	17,979
Revenue (in thousands)	$624	$726	$344	$1,694

We believe that the Niobrara, Eagle Ford and Mississippian Lime plays represent among the most promising unconventional oil and natural gas plays in the United States. We will continue to seek additional acreage proximate to our currently held core acreage. Our strategy is to be the operator, directly or through our subsidiaries and joint ventures, in the majority of our acreage so we can dictate the pace of development in order to execute our business plan. The majority of our capital expenditure budget for the remainder of 2013 will continue to be focused on the acquisition, development and expansion of these formations.  In addition, we believe our pending acquisition of the interests in one of Kazakhstan’s largest and most prolific producing basins will provide the Company with opportunities to increase its net oil and gas production while expanding its global footprint and international presence.

The following table presents summary data for our leasehold acreage in our Niobrara, Eagle Ford and Mississippian core areas as of September 30, 2013:

	Total Gross Acreage	Ownership Interest	Net Acres	Acre Spacing	Potential Gross -Drilling Locations (3)

Niobrara (1)	9,293	26.38%	2,451	80	360
Eagle Ford (2)	1,331	3.97%	53	60	17
Mississippian	7,006	98.27%	6,885	160	42

Current Core Assets	17,630		9,389		419

(1)
We have a 26.38% net ownership interest in the leased acreage in the Niobrara asset (10.88% of the acreage held directly by us plus 15.50% of the acreage is held by virtue of our 20% interest in Condor Energy Technology LLC, which in turn holds a 77.52% working interest in the leased acreage in the Niobrara asset).

(2)	We have a 3.97% ownership in the leased acreage in the Eagle Ford asset (held through our 50% interest in White Hawk Petroleum, LLC, which holds a 7.939% working interest in the Eagle Ford asset).

(3)
Potential gross drilling locations are calculated using the acre spacings specified for each area in the table and adjusted assuming forced pooling in the Niobrara.  Colorado, where the Niobrara asset is located, allows for forced pooling, which may create more potential gross drilling locations than acre spacing alone would otherwise indicate.

Recent Developments

Kazakhstan Acquisition

On September 16, 2013, we announced the entry into Kazakhstan through an agreement to acquire an approximate 34% indirect interest in Aral Petroleum Capital Limited Partnership (“Aral”), a Kazakhstan entity which holds a 100% operated interest in a company holding an exploration agreement covering a contract area issued by the Republic of Kazakhstan in western Kazakhstan (the “Contract Area”), from Asia Sixth Energy Resources Limited (“Asia Sixth”), which Contract Area covers approximately 380,000 acres within the North Block located in the Pre-Caspian Basin.  The Pre-Caspian Basin is one of the largest currently producing basins in Kazakhstan.

Under the agreement, we plan to effectively take control of Aral through acquisition of a 51% controlling interest in Asia Sixth by way of subscription of shares of Asia Sixth, which currently holds a 60% controlling interest in Aral.  Asia Sixth’s interest in Aral is scheduled to increase to 66.5% following the completion of certain transactions to occur between Asia Sixth and Asia Sixth’s partner in Aral that currently holds the remaining 40% interest in Aral (the “Aral Transactions”).  Upon closing and completion of the Aral Transactions and consummation of the transactions contemplated by our agreement, which we cannot assure you will occur, Aral will be owned 66.5% by Asia Sixth, which will be controlled and managed by us.  Thus, we, through our 51% majority ownership in Asia Sixth, will own an approximate 34% interest in Aral and have control of Aral through Asia Sixth’s controlling interest.

We utilized funds obtained from a $22 million equity offering to acquire our interest in Asia Sixth.  To date, we have received $12 million in proceeds from the offering and a subscription receivable in the form of a $10 million promissory note receivable due December 2013.

We have paid an initial deposit of $8 million and a subsequent deposit of $2 million to Asia Sixth, and shall increase our deposit by up to $10 million, to up to a total of $20 million, contingent upon receipt of payment in full by us of $10 million due in December 2013 from an investor under a promissory note.  In the event the final $10 million due to us under the outstanding $10 million promissory note maturing in December 2013 is not received by us, we are not obligated to increase our deposit amount to Asia Sixth.  The deposit is subject to full refund to us in the event the transaction does not close, other than as a result of our material uncured breach.  The deposit amounts paid by the Company to Asia Sixth have and will be used, in part, to recomplete and rework currently producing wells in the Contract Area with the hope of significantly increasing their production rates. Based on how these wells perform, at closing, we shall owe to Asia Sixth a final closing payment equal to an additional:  (i) $20 million if the daily average volume of oil produced by Aral over a specified 30 day period (the “Target Volume”) equals or exceeds 1,500 barrels of oil per day (“BOPD”); (ii) $15 million if the Target Volume equals or exceeds 1,000 BOPD but is less than 1,500 BOPD; or (iii) $0 due if the Target Volume is less than 1,000 BOPD.  In the event we are required to make a final closing payment to Asia Sixth based on well performance, we will need to raise the funds required through debt and/or equity financings.

Business Strategy

Our goal is to increase shareholder value by building reserves, production and cash flows at an attractive return on invested capital.  We intend to primarily engage in the acquisition, exploration, development and production of oil and natural gas resources in the United States, primarily shale oil and natural gas and secondarily conventional oil and natural gas opportunities. We intend to achieve our objectives as follows:

Aggressively drill and develop our existing acreage positions. We plan to aggressively drill our core assets, drilling at least two gross wells on the Niobrara asset, at least one gross well on the Eagle Ford asset, and three gross wells in the Mississippian Lime through the end of 2014.  We believe our planned drilling schedules will allow us to begin converting our undeveloped acreage to developed acreage with production, cash flow and proved reserves.

Acquire additional oil and natural gas opportunities. We plan to leverage our relationships and experienced acquisition team to pursue additional leasehold assets in our core areas as well as continue to pursue additional oil and natural gas interests.   We have an agreement in place (subject to customary closing conditions including required government approvals) for the acquisition of an approximate 34% indirect interest in Aral (as described above under “Recent Developments”), a Kazakhstan entity which holds a 100% operated interest in a company holding an exploration agreement covering a contract area issued by the Republic of Kazakhstan in western Kazakhstan from Asia Sixth, which Contract Area covers approximately 380,000 acres within the North Block located in the Pre-Caspian Basin.  This basin is one of the largest currently producing basins in Kazakhstan.  We plan to close this acquisition upon receipt of required approvals from the government of Kazakhstan, anticipated to be received no later than the third quarter of 2014.  We are also exploring additional oil and natural gas opportunities in our core areas, and in other areas of the United States and Asia.

Leverage expertise of management and external resources.  We plan to focus on profitable investments that provide a platform for our management expertise.  We have also engaged South Texas Reservoir Alliance LLC (“STXRA”) and other industry veterans as key advisors, and recently jointly formed Pacific Energy Technology Services, LLC with STXRA, for the purpose of providing acquisition, engineering and oil drilling and completion technology services to third parties in the United States and Pacific Rim countries. As necessary, we intend to enlist external resources and talent to operate and manage our properties during peak operations.

Engage and leverage strategic alliances in Asia. We have already entered into a strategic alliance with MIE Holdings, and we intend to partner with additional Chinese energy companies to (a) acquire producing oil field assets that could provide cash flow to help fund our U.S. development program, (b) provide technical horizontal drilling expertise for a fee, thus acquiring valuable experience and data in regards to the China shale formations and successful engineering techniques, and (c) acquire interests in Asian producing assets.

Limit exposure and increase diversification through engaging in joint ventures.  We own various oil and natural gas interests through joint ventures with MIE Holdings, and may in the future enter into similar joint ventures with respect to other oil and gas interests either with MIE Holdings or other partners.  We believe that conducting many of our activities through partially owned joint ventures will enable us to lower our risk exposure while increasing our ability to invest in multiple ventures.

Leverage partnerships for financial strength and flexibility. Our joint venture partner, MIE Holdings, has been a strong financial partner. They have loaned us $6.17 million through a short-term note to fund operations and development of the Niobrara asset and $432,433 toward the acquisition of the Mississippian asset. We expect that proceeds from future equity offerings, internally generated cash flow, and future debt financings will provide us with the financial resources to pay off these amounts due MIE Holdings and pursue our leasing and drilling and development programs through 2014.  We have also met with financial institutions, introduced to us by MIE Holdings, seeking to secure a line of credit that could be used for both acquisition and development costs where needed.  We cannot assure you, however, that we will be able to secure any such financing on terms acceptable to us, on a timely basis, or at all.

Strategic Alliances

MIE Holdings

Through the relationships developed by our founder and Chief Executive Officer, Frank Ingriselli, we formed a strategic relationship with MIE Holdings Corporation (Hong Kong Stock Exchange code: 1555.HK), one of the largest independent upstream onshore oil companies in China, which we refer to as MIE Holdings, to assist us with our plans to develop unconventional shale properties.  According to information provided by MIE Holdings, MIE Holdings has drilled and currently operates over 2,000 oil wells in China and brings extensive drilling and completion experience and expertise, as well as a strong geological team.  MIE Holdings has also been a significant investor in our operations, and our Niobrara and Eagle Ford assets are held all or in part by the following joint ventures which we jointly own with affiliates of MIE Holdings:

●	Condor Energy Technology LLC, which we refer to as Condor, which is a Nevada limited liability company owned 20% by us and 80% by an affiliate of MIE Holdings; and

●	White Hawk Petroleum, LLC, which we refer to as White Hawk, which is a Nevada limited liability company owned 50% by us and 50% by an affiliate of MIE Holdings.

Although our initial focus is on oil and natural gas opportunities in the United States, we plan to use our strategic relationship with MIE Holdings and our experience in operating U.S.-based shale oil and natural gas interests to acquire, explore, develop and produce oil and natural gas resources in Pacific Rim countries, with a particular focus on China.  We intend to use our existing or future joint ventures with MIE Holdings to acquire additional shale properties in the United States and in China, where MIE Holdings and other partners have extensive experience working in the energy sector.

STXRA

On October 4, 2012, we established a technical services subsidiary, Pacific Energy Technology Services, LLC, which is 70% owned by us and 30% owned by STXRA, through which we plan to provide acquisition, engineering, and oil drilling and completion technology services in joint cooperation with STXRA in the United States and Pacific Rim countries, particularly in China.  While Pacific Energy Technology Services, LLC currently has no operations, only nominal assets and liabilities and limited capitalization, we anticipate actively developing this venture in 2014.

  STXRA is a consulting firm specializing in the delivery of petroleum resource acquisition services and practical engineering solutions to clients engaged in the acquisition, exploration and development of petroleum resources.  In April 2011, we entered into an agreement of joint cooperation with STXRA in an effort to identify suitable energy ventures for acquisition by us, with a focus on plays in shale oil and natural gas bearing regions in the United States.  According to information provided by STXRA, the STXRA team has experience in their collective careers of drilling and completing horizontal wells, including over 100 horizontal wells with lengths exceeding 4,000 feet from 2010 to 2012, as well as experience in both slick water and hybrid multi-stage hydraulic fracturing technologies and in the operation of shale wells and fields.   We believe that our relationship with STXRA, both directly and through our jointly-owned Pacific Energy Technology Services LLC services company, will supplement the core competencies of our management team and provide us with petroleum and reservoir engineering, petrophysical, and operational competencies that will help us to evaluate, acquire, develop and operate petroleum resources in the future.

Merger with Pacific Energy Development

On July 27, 2012, in order to carry out our business plan, we acquired through a reverse acquisition, Pacific Energy Development Corp., a privately held Nevada corporation, which we refer to as Pacific Energy Development or PEDCO. As described below, pursuant to the acquisition, the shareholders of Pacific Energy Development gained control of approximately 95% of the voting securities of our company. Since the transaction resulted in a change of control, Pacific Energy Development was the acquirer for accounting purposes.  In connection with the merger, which we refer to as the Pacific Energy Development merger, Pacific Energy Development became our wholly owned subsidiary and we changed our name from Blast Energy Services, Inc. to PEDEVCO CORP.

As part of the Pacific Energy Development merger, we issued to the shareholders of Pacific Energy Development (a) 5,972,421 shares of our common stock, (b) 6,538,892 shares of our then newly created Series A preferred stock, (c) warrants to purchase an aggregate of 373,334 shares of our common stock and 230,862 shares of our Series A preferred stock at various exercise prices, and (d) options to purchase an aggregate of 1,411,667 shares of our common stock at various exercise prices.  Pursuant to the Pacific Energy Development merger, we also converted all of our shares of preferred stock that were outstanding prior to the Pacific Energy Development merger into shares of common stock on a one-for-one basis and affected a reverse stock split of our common stock on a 1-for-112 shares basis.  All share and per share amounts used in this prospectus have been restated to reflect this reverse stock split, as well as a subsequent reverse stock split of our common stock on a 1-for-3 shares basis affected on April 23, 2013.

At the effective time of the Pacific Energy Development merger, (a) Pacific Energy Development owned the Niobrara and Eagle Ford assets and had begun discussions regarding the Mississippian acquisition opportunity, and (b) our primary business was developing the North Sugar Valley Field asset.  As a result of our acquisition of Pacific Energy Development in the Pacific Energy Development merger, we acquired these assets and opportunities of Pacific Energy Development.

In connection with the Pacific Energy Development merger, the directors and executive officers of Pacific Energy Development became our directors and executive officers.

The following chart reflects our current organizational structure:

Senior Management and Board
Frank C. Ingriselli
Michael L. Peterson
Jamie Tseng
Clark R. Moore
Elizabeth P. Smith
David C. Crikelair
(18%*)
Significant Stockholders
Yao Hang Finance (Hong Kong) Limited (30%*)
MIE Holdings (6%*)
Public Stockholders
(46%*)
PEDEVCO Corp.
Texas Corporation
Pacific Energy Development Corp. (PEDCO)
Nevada corporation
Holds 1,011 net acres in the Niobrara Asset
Holds the Mississippian Asset
Holds Kazakhstan Asset Opportunity
White Hawk Petroleum, LLC
Condor Energy Technology LLC
Pacific Energy Technical Services, LLC
Nevada limited liability company
50% owned by PEDCO and 50% owned by MIE Holdings
Holds Eagle Ford Asset
WHITE HAWK
Nevada limited liability company
20% owned by PEDCO and 80% owned by MIE Holdings
Holds 7,204 net acres in the Niobrara Asset
CONDOR
ENERGY
Nevada limited liability company
70% owned by PEDCO and 30% owned by STXRA
Vehicle for providing technical services
PACIFIC ENERGY
TECHNICAL SERVICES, LLC

* Represents percentage of voting power as of December [  ], 2013, based on ownership of outstanding common stock, but not including outstanding options or warrants.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Our Contact Information

Our principal office is located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506. Our phone number is (855) 733-2685.  Our website address is www.pacificenergydevelopment.com.  Information on our website or any other website is not, and will not be, a part of this prospectus supplement or the accompanying prospectus and is not, and will not be, incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer:	PEDEVCO Corp.
Common stock offered hereby:	shares of common stock.

Common stock to be outstanding after this offering:	shares.

Offering Price:	per share.

Over-allotment option:	We have granted the underwriter an option for a period of 45 days to purchase up to an additional shares of common stock.

Use of proceeds:
We estimate that our net proceeds from this offering, after deducting underwriting discounts and estimated fees and expenses, will be approximately $              million ($              million if the underwriter exercises its over-allotment option to purchase               additional shares of our common stock in full).

We intend to use the majority of the net proceeds from this offering to fund drilling operations, and the balance for working capital and general corporate purposes. We have also agreed to pay an advisory fee equal to 2% of the public offering price per share to Casimir Capital L.P., the Company’s financial advisor. See the section captioned “Underwriting” in this prospectus supplement for additional information. See “Use of Proceeds” and “Underwriting”.

Risk factors:
An investment in our common stock involves a significant degree of risk.  You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

NYSE MKT Symbol:	PED

Unless otherwise indicated, the number of shares of our common stock that will be outstanding immediately after this offering is based on           shares of common stock outstanding as of December [  ], 2013, and excludes:

●	1,429,724 shares that are issuable upon the exercise of outstanding options, with exercise prices ranging from $0.24 to $67.20 per share, with a weighted-average exercise price of $0.79 per share;

●
2,886,686 shares that are issuable upon the exercise of outstanding warrants to purchase capital stock, with exercise prices ranging from $0.24 to $5.25 per share, with a weighted-average exercise price of $4.22 per share; and

●	2,000,000 shares that are authorized for future awards under our employee equity incentive plans, of which 664,748 shares remain available for future awards.

Additionally, unless otherwise stated, all information in this prospectus supplement:

•	assumes no exercise of the underwriter’s over-allotment option;

•
an assumed offering price of $3.05 per share (the last reported sale price of our common stock on the NYSE MKT on November 27, 2013, as there was no trading of the Company's common stock on November 29, 2013);

•
assumes no exercise of outstanding options and warrants to purchase common stock, no issuance of shares available for future issuance under our equity compensation plans, and no conversion of our convertible preferred stock; and

•	reflects all currency in United States dollars.

SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2012	Three Months Ended September 30, 2012	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2013
		(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of operations data:
Total revenue	$503,153	$175,183	$198,768	$332,848	$623,981
Total operating expense (1)	11,282,099	8,163,564	1,952,367	9,315,280	5,433,277
Operating loss	(11,072,390)	(8,012,092)	(1,626,702)	(8,997,629)	(5,050,001)
Net income (loss)	(12,031,011)	(8,469,119)	(2,065,310)	(9,454,366)	(5,979,564)

	December 31, 2012	September 30, 2013
		(unaudited)
Balance sheet data:
Total assets	$11,146,724	$28,769,115
Total Liabilities	4,768,900	14,687,240
Redeemable Series A convertible preferred stock	1,250,000	-
Stockholders’ equity	5,127,824	14,081,875

(1) Total operating expenses for the year ended December 31, 2012 and the three months and nine months ended September 30, 2012 include a non-cash charge of $6,820,003 for impairment of goodwill in connection with the Pacific Energy Development merger.

FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus supplement, the prospectus, any free writing prospectus we may file, other reports filed by us under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other written or oral statement by or on our behalf contain forward-looking statements and information that are based on management’s beliefs, expectations and conclusions, drawn from certain assumptions and information currently available.

This prospectus supplement, the prospectus, any free writing prospectus we may file, and the documents or information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements may include statements about our:

●	business strategy;

●	reserves;

●	technology;

●	cash flows and liquidity;

●	financial strategy, budget, projections and operating results;

●	oil and natural gas realized prices;

●	timing and amount of future production of oil and natural gas;

●	availability of oil field labor;

●	the amount, nature and timing of capital expenditures, including future exploration and development costs;

●	availability and terms of capital;

●	drilling of wells;

●	government regulation and taxation of the oil and natural gas industry;

●	marketing of oil and natural gas;

●	exploitation projects or property acquisitions;

●	costs of exploiting and developing our properties and conducting other operations;

●	general economic conditions;

●	competition in the oil and natural gas industry;

●	effectiveness of our risk management and hedging activities;

●	environmental liabilities;

●	compliance with debt covenants;

●	use of proceeds from this offering;

●	potential future transactions;

●	counterparty credit risk;

●	developments in oil-producing and natural gas-producing countries;

●	future operating results;

●	estimated future reserves and the present value of such reserves; and

●	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate”, “estimate”, “hope”, “plan”, “believe”, “predict”, “envision”, “intend”, “continue”, “potential”, “should”, “confident”, “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus supplement and accompanying prospectus and any free writing prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained or incorporated by reference in this prospectus supplement reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of oil and natural gas, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	changes in production volumes and worldwide demand, including economic conditions that might impact demand;

•	volatility of commodity prices for oil and natural gas;

•
the impact of governmental policies and/or regulations, including changes in environmental and other laws, the interpretation and enforcement related to those laws and regulations, liabilities arising thereunder and the costs to comply with those laws and regulations;

•	changes in estimates of proved reserves;

•	inaccuracy of reserve estimates and expected production rates;

•	risks incidental to the production of oil and natural gas;

•	our future cash flows, liquidity and financial condition;

•	competition in the oil and gas industry;

•	availability and cost of capital;

•	impact of environmental events, governmental and other third-party responses to such events, and our ability to insure adequately against such events;

•	cost of pending or future litigation;

•	the effect that acquisitions we may pursue have on our capital expenditures;

•	purchase price or other adjustments relating to asset acquisitions or dispositions that may be unfavorable to us;

•	our ability to retain or attract senior management and key technical employees; and

•	success of strategic plans, expectations and objectives for our future operations.

Forward-looking statements speak only as of the date of this prospectus supplement or the date of any document incorporated by reference in this prospectus supplement or any free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or any free writing prospectus or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus supplement, and the documents we incorporate by reference or file as part of any free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Exchange Act, each of which are incorporated by reference in this prospectus supplement. For more information, see “Information Incorporated by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus supplement before deciding to become a holder of our common stock. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face.  Additional risks and uncertainties not presently known to us may also impair our business operations.  If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent.  In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Our securities are subject to the following risk factors:

Risks Related to the Oil and Natural Gas Industry and Our Business

We have a limited operating history and expect to continue to incur losses for an indeterminable period of time.

We have a limited operating history and are engaged in the initial stages of exploration, development and exploitation of our leasehold acreage and will continue to be so until commencement of substantial production from our oil and natural gas properties, which will depend upon successful drilling results, additional and timely capital funding, and access to suitable infrastructure. Companies in their initial stages of development face substantial business risks and may suffer significant losses. We have generated substantial net losses and negative cash flows from operating activities in the past and expect to continue to incur substantial net losses as we continue our drilling program. In considering an investment in our common stock, you should consider that there is only limited historical and financial operating information available upon which to base your evaluation of our performance.  In addition, the consolidated financial statements incorporated herein have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have incurred losses from operations of $1,756,252 from the date of inception (February 9, 2011) through September 30, 2013. Additionally, we are dependent on obtaining additional debt and/or equity financing to roll-out and scale our planned principal business operations. These factors raise substantial doubt about our ability to continue as a going concern.  Management’s plans in regard to these matters consist principally of seeking additional debt and/or equity financing combined with expected cash flows from current oil and gas assets held and additional oil and gas assets that we may acquire. There can be no assurance that our efforts will be successful. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We face challenges and uncertainties in financial planning as a result of the unavailability of historical data and uncertainties regarding the nature, scope and results of our future activities. New companies must develop successful business relationships, establish operating procedures, hire staff, install management information and other systems, establish facilities and obtain licenses, as well as take other measures necessary to conduct their intended business activities. We may not be successful in implementing our business strategies or in completing the development of the infrastructure necessary to conduct our business as planned. In the event that one or more of our drilling programs is not completed or is delayed or terminated, our operating results will be adversely affected and our operations will differ materially from the activities described in and incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result of industry factors or factors relating specifically to us, we may have to change our methods of conducting business, which may cause a material adverse effect on our results of operations and financial condition.  The uncertainty and risks described in and incorporated by reference in this prospectus supplement and the accompanying prospectus may impede our ability to economically find, develop, exploit and acquire oil and natural gas reserves.  As a result, we may not be able to achieve or sustain profitability or positive cash flows provided by our operating activities in the future.

We will need additional capital to conduct our operations and fund our business and our ability to obtain the necessary funding is uncertain.

We may need to raise additional funds through public or private debt or equity financing or other various means to fund our operations, acquire assets and complete exploration and drilling operations. In such a case, adequate funds may not be available when needed or may not be available on favorable terms. If we need to raise additional funds in the future, by issuing equity securities, dilution to existing stockholders will result, and such securities may have rights, preferences and privileges senior to those of our common stock. If funding is insufficient at any time in the future and we are unable to generate sufficient revenue from new business arrangements, to complete planned acquisitions or operations, our results of operations and the value of our securities could be adversely affected.

Drilling for and producing oil and natural gas are highly speculative and involve a high degree of risk, with many uncertainties that could adversely affect our business. We have not recorded significant proved reserves, and areas that we decide to drill may not yield oil or natural gas in commercial quantities or at all.

Exploring for and developing hydrocarbon reserves involves a high degree of operational and financial risk, which precludes us from definitively predicting the costs involved and time required to reach certain objectives.  Our potential drilling locations are in various stages of evaluation, ranging from locations that are ready to drill to locations that will require substantial additional interpretation before they can be drilled.  The budgeted costs of planning, drilling, completing and operating wells are often exceeded and such costs can increase significantly due to various complications that may arise during the drilling and operating processes. Before a well is spud, we may incur significant geological and geophysical (seismic) costs, which are incurred whether a well eventually produces commercial quantities of hydrocarbons or is drilled at all.  Exploration wells bear a much greater risk of loss than development wells.  The analogies we draw from available data from other wells, more fully explored locations or producing fields may not be applicable to our drilling locations.  If our actual drilling and development costs are significantly more than our estimated costs, we may not be able to continue our operations as proposed and could be forced to modify our drilling plans accordingly.

If we decide to drill a certain location, there is a risk that no commercially productive oil or natural gas reservoirs will be found or produced.  We may drill or participate in new wells that are not productive.  We may drill wells that are productive, but that do not produce sufficient net revenues to return a profit after drilling, operating and other costs.  There is no way to predict in advance of drilling and testing whether any particular location will yield oil or natural gas in sufficient quantities to recover exploration, drilling or completion costs or to be economically viable.  Even if sufficient amounts of oil or natural gas exist, we may damage the potentially productive hydrocarbon-bearing formation or experience mechanical difficulties while drilling or completing the well, resulting in a reduction in production and reserves from the well or abandonment of the well.  Whether a well is ultimately productive and profitable depends on a number of additional factors, including the following:

●	general economic and industry conditions, including the prices received for oil and natural gas;

●	shortages of, or delays in, obtaining equipment, including hydraulic fracturing equipment, and qualified personnel;

●	potential drainage by operators on adjacent properties;

●	loss of or damage to oilfield development and service tools;

●	problems with title to the underlying properties;

●	increases in severance taxes;

●	adverse weather conditions that delay drilling activities or cause producing wells to be shut down;

●	domestic and foreign governmental regulations; and

●	proximity to and capacity of transportation facilities.

If we do not drill productive and profitable wells in the future, our business, financial condition and results of operations could be materially and adversely affected.

Our success is dependent on the prices of oil and natural gas.  Low oil or natural gas prices and the substantial volatility in these prices may adversely affect our business, financial condition and results of operations and our ability to meet our capital expenditure requirements and financial obligations.

The prices we receive for our oil and natural gas heavily influence our revenue, profitability, cash flow available for capital expenditures, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the prices for oil and natural gas have been volatile. For example, for the four years ended December 31, 2012, the NYMEX - WTI oil price ranged from a high of $113.93 per Bbl to a low of $33.98 per Bbl, while the NYMEX - Henry Hub natural gas price ranged from a high of $7.51 per MMBtu to a low of $1.82 per MMBtu. These markets will likely continue to be volatile in the future. The prices we receive for our production, and the levels of our production, depend on numerous factors. These factors include the following:

●	the domestic and foreign supply of oil and natural gas;

●	the domestic and foreign demand for oil and natural gas;

●	the prices and availability of competitors’ supplies of oil and natural gas;

●	the actions of the Organization of Petroleum Exporting Countries, or OPEC, and state-controlled oil companies relating to oil price and production controls;

●	the price and quantity of foreign imports of oil and natural gas;

●	the impact of U.S. dollar exchange rates on oil and natural gas prices;

●	domestic and foreign governmental regulations and taxes;

●	speculative trading of oil and natural gas futures contracts;

●	localized supply and demand fundamentals, including the availability, proximity and capacity of gathering and transportation systems for natural gas;

●	the availability of refining capacity;

●	the prices and availability of alternative fuel sources;

●	weather conditions and natural disasters;

●	political conditions in or affecting oil and natural gas producing regions, including the Middle East and South America;

●	the continued threat of terrorism and the impact of military action and civil unrest;

●	public pressure on, and legislative and regulatory interest within, federal, state and local governments to stop, significantly limit or regulate hydraulic fracturing activities;

●	the level of global oil and natural gas inventories and exploration and production activity;

●	authorization of exports from the Unites States of liquefied natural gas;

●	the impact of energy conservation efforts;

●	technological advances affecting energy consumption; and

●	overall worldwide economic conditions.

Declines in oil or natural gas prices would not only reduce our revenue, but could reduce the amount of oil and natural gas that we can produce economically. Should natural gas or oil prices decrease from current levels and remain there for an extended period of time, we may elect in the future to delay some of our exploration and development plans for our prospects, or to cease exploration or development activities on certain prospects due to the anticipated unfavorable economics from such activities, and, as a result, we may have to make substantial downward adjustments to our estimated proved reserves, each of which would have a material adverse effect on our business, financial condition and results of operations.

Our exploration, development and exploitation projects require substantial capital expenditures that may exceed our net proceeds from this offering, cash flows from operations and potential borrowings, and we may be unable to obtain needed capital on satisfactory terms, which could adversely affect our future growth.

Our exploration and development activities are capital intensive.  We make and expect to continue to make substantial capital expenditures in our business for the development, exploitation, production and acquisition of oil and natural gas reserves.  The net proceeds we receive from this offering, our operating cash flows and future potential borrowings may not be adequate to fund our future acquisitions or future capital expenditure requirements.  The rate of our future growth may be dependent, at least in part, on our ability to access capital at rates and on terms we determine to be acceptable.

Our cash flows from operations and access to capital are subject to a number of variables, including:

●	our estimated proved oil and natural gas reserves;

●	the amount of oil and natural gas we produce from existing wells;

●	the prices at which we sell our production;

●	the costs of developing and producing our oil and natural gas reserves;

●	our ability to acquire, locate and produce new reserves;

●	the ability and willingness of banks to lend to us; and

●	our ability to access the equity and debt capital markets.

In addition, future events, such as terrorist attacks, wars or combat peace-keeping missions, financial market disruptions, general economic recessions, oil and natural gas industry recessions, large company bankruptcies, accounting scandals, overstated reserves estimates by major public oil companies and disruptions in the financial and capital markets have caused financial institutions, credit rating agencies and the public to more closely review the financial statements, capital structures and earnings of public companies, including energy companies.  Such events have constrained the capital available to the energy industry in the past, and such events or similar events could adversely affect our access to funding for our operations in the future.

If our revenues decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels, further develop and exploit our current properties or invest in additional exploration opportunities.  Alternatively, a significant improvement in oil and natural gas prices or other factors could result in an increase in our capital expenditures and we may be required to alter or increase our capitalization substantially through the issuance of debt or equity securities, the sale of production payments, the sale or farm out of interests in our assets, the borrowing of funds or otherwise to meet any increase in capital needs.  If we are unable to raise additional capital from available sources at acceptable terms, our business, financial condition and results of operations could be adversely affected.  Further, future debt financings may require that a portion of our cash flows provided by operating activities be used for the payment of principal and interest on our debt, thereby reducing our ability to use cash flows to fund working capital, capital expenditures and acquisitions.  Debt financing may involve covenants that restrict our business activities. If we succeed in selling additional equity securities to raise funds, at such time the ownership percentage of our existing stockholders would be diluted, and new investors may demand rights, preferences or privileges senior to those of existing stockholders. If we choose to farm-out interests in our prospects, we may lose operating control over such prospects.

Our oil and natural gas reserves are estimated and may not reflect the actual volumes of oil and natural gas we will receive, and significant inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

The process of estimating accumulations of oil and natural gas is complex and is not exact, due to numerous inherent uncertainties.  The process relies on interpretations of available geological, geophysical, engineering and production data.  The extent, quality and reliability of this technical data can vary.  The process also requires certain economic assumptions related to, among other things, oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.  The accuracy of a reserves estimate is a function of:

●	the quality and quantity of available data;

●	the interpretation of that data;

●	the judgment of the persons preparing the estimate; and

●	the accuracy of the assumptions.

The accuracy of any estimates of proved reserves generally increases with the length of the production history.  Due to the limited production history of our properties, the estimates of future production associated with these properties may be subject to greater variance to actual production than would be the case with properties having a longer production history.  As our wells produce over time and more data is available, the estimated proved reserves will be re-determined on at least an annual basis and may be adjusted to reflect new information based upon our actual production history, results of exploration and development, prevailing oil and natural gas prices and other factors.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas most likely will vary from our estimates.  It is possible that future production declines in our wells may be greater than we have estimated.  Any significant variance to our estimates could materially affect the quantities and present value of our reserves.

We may have accidents, equipment failures or mechanical problems while drilling or completing wells or in production activities, which could adversely affect our business.

While we are drilling and completing wells or involved in production activities, we may have accidents or experience equipment failures or mechanical problems in a well that cause us to be unable to drill and complete the well or to continue to produce the well according to our plans.  We may also damage a potentially hydrocarbon-bearing formation during drilling and completion operations.  Such incidents may result in a reduction of our production and reserves from the well or in abandonment of the well.

Our operations are subject to operational hazards and unforeseen interruptions for which we may not be adequately insured.

There are numerous operational hazards inherent in oil and natural gas exploration, development, production and gathering, including:

●	unusual or unexpected geologic formations;

●	natural disasters;

●	adverse weather conditions;

●	unanticipated pressures;

●	loss of drilling fluid circulation;

●	blowouts where oil or natural gas flows uncontrolled at a wellhead;

●	cratering or collapse of the formation;

●	pipe or cement leaks, failures or casing collapses;

●	fires or explosions;

●	releases of hazardous substances or other waste materials that cause environmental damage;

●	pressures or irregularities in formations; and

●	equipment failures or accidents.

In addition, there is an inherent risk of incurring significant environmental costs and liabilities in the performance of our operations, some of which may be material, due to our handling of petroleum hydrocarbons and wastes, our emissions to air and water, the underground injection or other disposal of our wastes, the use of hydraulic fracturing fluids and historical industry operations and waste disposal practices.

Any of these or other similar occurrences could result in the disruption or impairment of our operations, substantial repair costs, personal injury or loss of human life, significant damage to property, environmental pollution and substantial revenue losses.  The location of our wells, gathering systems, pipelines and other facilities near populated areas, including residential areas, commercial business centers and industrial sites, could significantly increase the level of damages resulting from these risks.

Insurance against all operational risks is not available to us.  We are not fully insured against all risks, including development and completion risks that are generally not recoverable from third parties or insurance. In addition, pollution and environmental risks generally are not fully insurable.  Also, we may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented.  Losses could, therefore, occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage.  Moreover, insurance may not be available in the future at commercially reasonable prices or on commercially reasonable terms.  Changes in the insurance markets due to various factors may make it more difficult for us to obtain certain types of coverage in the future.  As a result, we may not be able to obtain the levels or types of insurance we would otherwise have obtained prior to these market changes, and the insurance coverage we do obtain may not cover certain hazards or all potential losses that are currently covered, and may be subject to large deductibles.  Losses and liabilities from uninsured and underinsured events and delay in the payment of insurance proceeds could have a material adverse effect on our business, financial condition and results of operations.

Our strategy as an onshore unconventional resource player may result in operations concentrated in certain geographic areas and may increase our exposure to many of the risks described in this prospectus supplement, the prospectus and the information incorporated herein and therein.

Our initial operations are concentrated in the States of Colorado, Texas, and Kansas.  This concentration may increase the potential impact of many of the risks described in this prospectus.  For example, we may have greater exposure to regulatory actions impacting these four states, natural disasters in these states, competition for equipment, services and materials available in the areas and access to infrastructure and markets in those areas.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

The rate of production from our oil and natural gas properties will decline as our reserves are depleted. Our future oil and natural gas reserves and production and, therefore, our income and cash flow, are highly dependent on our success in (a) efficiently developing and exploiting our current reserves on properties owned by us or by other persons or entities and (b) economically finding or acquiring additional oil and natural gas producing properties.  In the future, we may have difficulty acquiring new properties.  During periods of low oil and/or natural gas prices, it will become more difficult to raise the capital necessary to finance expansion activities.  If we are unable to replace our production, our reserves will decrease, and our business, financial condition and results of operations would be adversely affected.

            Our strategy includes acquisitions of oil and natural gas properties, and our failure to identify or complete future acquisitions successfully could reduce our earnings and hamper our growth.

We may be unable to identify properties for acquisition or to make acquisitions on terms that we consider economically acceptable.  There is intense competition for acquisition opportunities in our industry. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions.  The completion and pursuit of acquisitions may be dependent upon, among other things, our ability to obtain debt and equity financing and, in some cases, regulatory approvals.  Our ability to grow through acquisitions will require us to continue to invest in operations, financial and management information systems and to attract, retain, motivate and effectively manage our employees.  The inability to manage the integration of acquisitions effectively could reduce our focus on subsequent acquisitions and current operations, and could negatively impact our results of operations and growth potential.  Our financial position and results of operations may fluctuate significantly from period to period as a result of the completion of significant acquisitions during particular periods.  If we are not successful in identifying or acquiring any material property interests, our earnings could be reduced and our growth could be restricted.

We may engage in bidding and negotiating to complete successful acquisitions.  We may be required to alter or increase substantially our capitalization to finance these acquisitions through the use of cash on hand, the issuance of debt or equity securities, the sale of production payments, the sale of non-strategic assets, the borrowing of funds or otherwise.  If we were to proceed with one or more acquisitions involving the issuance of our common stock, our shareholders would suffer dilution of their interests.  Furthermore, our decision to acquire properties that are substantially different in operating or geologic characteristics or geographic locations from areas with which our staff is familiar may impact our productivity in such areas.

We may purchase oil and natural gas properties with liabilities or risks that we did not know about or that we did not assess correctly, and, as a result, we could be subject to liabilities that could adversely affect our results of operations.

Before acquiring oil and natural gas properties, we estimate the reserves, future oil and natural gas prices, operating costs, potential environmental liabilities and other factors relating to the properties.  However, our review involves many assumptions and estimates, and their accuracy is inherently uncertain.  As a result, we may not discover all existing or potential problems associated with the properties we buy.  We may not become sufficiently familiar with the properties to assess fully their deficiencies and capabilities.  We do not generally perform inspections on every well or property, and we may not be able to observe mechanical and environmental problems even when we conduct an inspection.  The seller may not be willing or financially able to give us contractual protection against any identified problems, and we may decide to assume environmental and other liabilities in connection with properties we acquire.  If we acquire properties with risks or liabilities we did not know about or that we did not assess correctly, our business, financial condition and results of operations could be adversely affected as we settle claims and incur cleanup costs related to these liabilities.

We may incur losses or costs as a result of title deficiencies in the properties in which we invest.

If an examination of the title history of a property that we have purchased reveals an oil and natural gas lease has been purchased in error from a person who is not the owner of the property, our interest would be worthless.  In such an instance, the amount paid for such oil and natural gas lease as well as any royalties paid pursuant to the terms of the lease prior to the discovery of the title defect would be lost.

Prior to the drilling of an oil and natural gas well, it is the normal practice in the oil and natural gas industry for the person or company acting as the operator of the well to obtain a preliminary title review of the spacing unit within which the proposed oil and natural gas well is to be drilled to ensure there are no obvious deficiencies in title to the well.  Frequently, as a result of such examinations, certain curative work must be done to correct deficiencies in the marketability of the title, and such curative work entails expense.  Our failure to cure any title defects may adversely impact our ability in the future to increase production and reserves.  In the future, we may suffer a monetary loss from title defects or title failure.  Additionally, unproved and unevaluated acreage has greater risk of title defects than developed acreage. If there are any title defects or defects in assignment of leasehold rights in properties in which we hold an interest, we will suffer a financial loss which could adversely affect our business, financial condition and results of operations.

Our identified drilling locations are scheduled over several years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling.

Our management team has identified and scheduled drilling locations in our operating areas over a multi-year period.  Our ability to drill and develop these locations depends on a number of factors, including the availability of equipment and capital, approval by regulators, seasonal conditions, oil and natural gas prices, assessment of risks, costs and drilling results.  The final determination on whether to drill any of these locations will be dependent upon the factors described elsewhere in this prospectus as well as, to some degree, the results of our drilling activities with respect to our established drilling locations.  Because of these uncertainties, we do not know if the drilling locations we have identified will be drilled within our expected timeframe or at all or if we will be able to economically produce hydrocarbons from these or any other potential drilling locations.  Our actual drilling activities may be materially different from our current expectations, which could adversely affect our business, financial condition and results of operations.

We currently own only a limited amount of seismic and other geological data and may have difficulty obtaining additional data at a reasonable cost, which could adversely affect our future results of operations.

We currently own only a limited amount of seismic and other geological data to assist us in exploration and development activities.  We intend to obtain access to additional data in our areas of interest through licensing arrangements with companies that own or have access to that data or by paying to obtain that data directly.  Seismic and geological data can be expensive to license or obtain.  We may not be able to license or obtain such data at an acceptable cost. In addition, even when properly interpreted, seismic data and visualization techniques are not conclusive in determining if hydrocarbons are present in economically producible amounts and seismic indications of hydrocarbon saturation are generally not reliable indicators of productive reservoir rock.

The unavailability or high cost of drilling rigs, completion equipment and services, supplies and personnel, including hydraulic fracturing equipment and personnel, could adversely affect our ability to establish and execute exploration and development plans within budget and on a timely basis, which could have a material adverse effect on our business, financial condition and results of operations.

Shortages or the high cost of drilling rigs, completion equipment and services, supplies or personnel could delay or adversely affect our operations.  When drilling activity in the United States increases, associated costs typically also increase, including those costs related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry.  These costs may increase, and necessary equipment and services may become unavailable to us at economical prices.  Should this increase in costs occur, we may delay drilling activities, which may limit our ability to establish and replace reserves, or we may incur these higher costs, which may negatively affect our business, financial condition and results of operations.

In addition, the demand for hydraulic fracturing services currently exceeds the availability of fracturing equipment and crews across the industry and in our operating areas in particular.  The accelerated wear and tear of hydraulic fracturing equipment due to its deployment in unconventional oil and natural gas fields characterized by longer lateral lengths and larger numbers of fracturing stages has further amplified this equipment and crew shortage. If demand for fracturing services continues to increase or the supply of fracturing equipment and crews decreases, then higher costs could result and could adversely affect our business, financial condition and results of operations.

We have limited control over activities on properties we do not operate.

We are not the operator on some of our properties and, as a result, our ability to exercise influence over the operations of these properties or their associated costs is limited.  Our dependence on the operators and other working interest owners of these projects and our limited ability to influence operations and associated costs or control the risks could materially and adversely affect the realization of our targeted returns on capital in drilling or acquisition activities.  The success and timing of our drilling and development activities on properties operated by others therefore depends upon a number of factors, including:

●	timing and amount of capital expenditures;

●	the operator’s expertise and financial resources;

●	the rate of production of reserves, if any;

●	approval of other participants in drilling wells; and

●	selection of technology.

The marketability of our production is dependent upon oil and natural gas gathering and transportation facilities owned and operated by third parties, and the unavailability of satisfactory oil and natural gas transportation arrangements would have a material adverse effect on our revenue.

The unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay production from our wells.  The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for, and supply of, oil and natural gas and the proximity of reserves to pipelines and terminal facilities.  Our ability to market our production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties.  Our failure to obtain these services on acceptable terms could materially harm our business.  We may be required to shut-in wells for lack of a market or because of inadequacy or unavailability of pipeline or gathering system capacity.  If that were to occur, we would be unable to realize revenue from those wells until production arrangements were made to deliver our production to market.  Furthermore, if we were required to shut-in wells we might also be obligated to pay shut-in royalties to certain mineral interest owners in order to maintain our leases.  We do not expect to purchase firm transportation capacity on third-party facilities.  Therefore, we expect the transportation of our production to be generally interruptible in nature and lower in priority to those having firm transportation arrangements.

The disruption of third-party facilities due to maintenance and/or weather could negatively impact our ability to market and deliver our products.  The third parties control when or if such facilities are restored and what prices will be charged.  Federal and state regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand, pipeline pressures, damage to or destruction of pipelines and general economic conditions could adversely affect our ability to produce, gather and transport oil and natural gas.

Strategic relationships, including with MIE Holdings, and STXRA, upon which we may rely are subject to risks and uncertainties which may adversely affect our business, financial conditions and results of operations.

Our ability to explore, develop and produce oil and natural gas resources successfully and acquire oil and natural gas interests and acreage depends on our developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable acquisition opportunities in a highly competitive environment.   These realities are subject to risks and uncertainties that may adversely affect our business, financial condition and results of operations.

To develop our business, we will endeavor to use the business relationships of our management and board to enter into strategic relationships, which may take the form of contractual arrangements with other oil and natural gas companies, including those that supply equipment and other resources that we expect to use in our business.  For example, we have entered into a strategic relationship with MIE Holdings with respect to several of our oil and natural gas interests, and have both retained STXRA as a key advisor for our exploration and drilling efforts, and formed Pacific Energy Technology Services, LLC as a jointly-owned technical services venture with STXRA to provide acquisition, engineering, and oil drilling and completion technology services in the United States and abroad.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to incur in order to fulfill our obligations to these partners or maintain our relationships.  If our strategic relationships are not established or maintained, our business, financial condition and results of operations may be adversely affected.

An increase in the differential between the NYMEX or other benchmark prices of oil and natural gas and the wellhead price we receive for our production could adversely affect our business, financial condition and results of operations.

The prices that we will receive for our oil and natural gas production sometimes may reflect a discount to the relevant benchmark prices, such as NYMEX, that are used for calculating hedge positions. The difference between the benchmark price and the prices we receive is called a differential.  Increases in the differential between the benchmark prices for oil and natural gas and the wellhead price we receive could adversely affect our business, financial condition and results of operations.  We do not have, and may not have in the future, any derivative contracts covering the amount of the basis differentials we experience in respect of our production.  As such, we will be exposed to any increase in such differentials.

Our success depends, to a large extent, on our ability to retain our key personnel, including our Chairman of the Board, Chief Executive Officer and President, and the loss of any of our key personnel could disrupt our business operations.

Investors in our common stock must rely upon the ability, expertise, judgment and discretion of our management and the success of our technical team in identifying, evaluating and developing prospects and reserves.  Our performance and success are dependent to a large extent on the efforts and continued employment of our management and technical personnel, including our Chairman, President and Chief Executive Officer, Frank C. Ingriselli.  We do not believe that they could be quickly replaced with personnel of equal experience and capabilities, and their successors may not be as effective.  If Mr. Ingriselli or any of our other key personnel resign or become unable to continue in their present roles and if they are not adequately replaced, our business operations could be adversely affected.  Except for a $3 million insurance policy on the life of Mr. Ingriselli, we do not currently maintain any insurance against the loss of any of these individuals.

We have an active board of directors that meets several times throughout the year and is intimately involved in our business and the determination of our operational strategies.  Members of our board of directors work closely with management to identify potential prospects, acquisitions and areas for further development.  Three of our directors have been involved with us since our inception and have a deep understanding of our operations and culture.  If any of our directors resign or become unable to continue in their present role, it may be difficult to find replacements with the same knowledge and experience and as a result, our operations may be adversely affected.

We may have difficulty managing growth in our business, which could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources.  As we expand our activities, including our planned increase in oil exploration, development and production, and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources.  The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the inability to recruit and retain experienced managers, geoscientists, petroleum engineers and landmen could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

We have identified material weaknesses in our internal control over financial reporting, and our business and stock price may be adversely affected if we do not adequately address those weaknesses or if we have other material weaknesses or significant deficiencies in our internal control over financial reporting.

As a public reporting company, we are required to establish and maintain appropriate internal controls over financial reporting. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.

As reported in our annual report on Form 10-K, as amended, for our most recent fiscal year ending December 31, 2012, we conducted an evaluation of the effectiveness of our internal controls over financial reporting as of December 31, 2012.  Based on that evaluation, we concluded that, as of such date, our internal controls over financial reporting were not effective due to deficiencies that existed in the design of our internal controls over financial reporting that adversely affected our internal controls, and that may be considered to be a material weakness.  As a result of the Pacific Energy Development merger and the early stage of our development, we have not fully implemented the necessary internal controls for the combined entities. The matters involving internal controls and procedures that our management considered to be material weaknesses were: (1) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of accounting principles generally accepted in the United States of America and SEC disclosure requirements; and (2) ineffective controls over period end financial disclosure and reporting processes.

Although we are in the process of taking steps to remediate these weaknesses, including hiring additional accounting staff to provide more resources and expand our technical accounting knowledge, we may continue to have material weaknesses or significant deficiencies in our internal controls. The existence of these or one or more other material weaknesses or significant deficiencies could result in errors in our financial statements, and substantial costs and resources may be required to rectify any internal control deficiencies. If we cannot produce reliable financial reports, investors could lose confidence in our reported financial information, the market price of our stock could decline significantly, we may be unable to obtain additional financing to operate and expand our business, and our business and financial condition could be harmed.

Financial difficulties encountered by our oil and natural gas purchasers, third-party operators or other third parties could decrease our cash flow from operations and adversely affect the exploration and development of our prospects and assets.

We will derive substantially all of our revenues from the sale of our oil and natural gas to unaffiliated third-party purchasers, independent marketing companies and mid-stream companies.  Any delays in payments from our purchasers caused by financial problems encountered by them will have an immediate negative effect on our results of operations.

Liquidity and cash flow problems encountered by our working interest co-owners or the third-party operators of our non-operated properties may prevent or delay the drilling of a well or the development of a project.  Our working interest co-owners may be unwilling or unable to pay their share of the costs of projects as they become due.  In the case of a farmout party, we would have to find a new farmout party or obtain alternative funding in order to complete the exploration and development of the prospects subject to a farmout agreement.  In the case of a working interest owner, we could be required to pay the working interest owner’s share of the project costs.  We cannot assure you that we would be able to obtain the capital necessary to fund either of these contingencies or that we would be able to find a new farmout party.

The calculated present value of future net revenues from our proved reserves will not necessarily be the same as the current market value of our estimated oil and natural gas reserves.

You should not assume that the present value of future net cash flows as included in our public filings is the current market value of our estimated proved oil and natural gas reserves.  We generally base the estimated discounted future net cash flows from proved reserves on current costs held constant over time without escalation and on commodity prices using an unweighted arithmetic average of first-day-of-the-month index prices, appropriately adjusted, for the 12-month period immediately preceding the date of the estimate.  Actual future prices and costs may be materially higher or lower than the prices and costs used for these estimates and will be affected by factors such as:

●	actual prices we receive for oil and natural gas;

●	actual cost and timing of development and production expenditures;

●	the amount and timing of actual production; and

●	changes in governmental regulations or taxation.

In addition, the 10% discount factor that is required to be used to calculate discounted future net revenues for reporting purposes under GAAP is not necessarily the most appropriate discount factor based on the cost of capital in effect from time to time and risks associated with our business and the oil and natural gas industry in general.

We may incur additional indebtedness which could reduce our financial flexibility, increase interest expense and adversely impact our operations and our unit costs.

In the future, we may incur significant amounts of additional indebtedness in order to make acquisitions or to develop our properties.  Our level of indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be used to service our indebtedness;

●	a high level of debt would increase our vulnerability to general adverse economic and industry conditions;

●	any covenants contained in the agreements governing our outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

●
a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

●	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations.  We may not be able to generate sufficient cash flows to pay the principal or interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt.  If we do not have sufficient funds and are otherwise unable to arrange financing, we may have to sell significant assets or have a portion of our assets foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

Competition in the oil and natural gas industry is intense, making it difficult for us to acquire properties, market oil and natural gas and secure trained personnel.

Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel.  Also, there is substantial competition for capital available for investment in the oil and natural gas industry.  Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, and many of our competitors have more established presences in the United States and the Pacific Rim than we have. Those companies may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit.  In addition, other companies may be able to offer better compensation packages to attract and retain qualified personnel than we are able to offer.  The cost to attract and retain qualified personnel has increased in recent years due to competition and may increase substantially in the future.  We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital, which could have a material adverse effect on our business, financial condition and results of operations.

Our competitors may use superior technology and data resources that we may be unable to afford or that would require a costly investment by us in order to compete with them more effectively.

Our industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies and databases.  As our competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost.  In addition, many of our competitors will have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can.  We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us.  One or more of the technologies that we will use or that we may implement in the future may become obsolete, and we may be adversely affected.

If we do not hedge our exposure to reductions in oil and natural gas prices, we may be subject to significant reductions in prices.  Alternatively, we may use oil and natural gas price hedging contracts, which involve credit risk and may limit future revenues from price increases and result in significant fluctuations in our profitability.

In the event that we choose not to hedge our exposure to reductions in oil and natural gas prices by purchasing futures and by using other hedging strategies, we may be subject to significant reduction in prices which could have a material negative impact on our profitability.  Alternatively, we may elect to use hedging transactions with respect to a portion of our oil and natural gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations.  While the use of hedging transactions limits the downside risk of price declines, their use also may limit future revenues from price increases.  Hedging transactions also involve the risk that the counterparty may be unable to satisfy its obligations.

 Environmental and overall public scrutiny focused on the oil and gas industry is increasing.  The current trend is to increase regulations of our operations in the industry.  We are subject to federal, state, and local government regulation and liability, including complex environmental laws, which could require significant expenditures and/or adversely affect the cost, manner or feasibility of doing business.

            Our exploration, development, production and marketing operations are regulated extensively at the federal, state, and local levels. Environmental and other governmental laws and regulations have increased our costs to plan, design, drill, install, operate and abandon natural gas and crude oil wells. Similar to other companies in our industry, we incur substantial operating and capital costs to comply with such laws and regulations. These compliance costs may put us at a competitive disadvantage compared to larger companies in the industry which can spread such additional costs over a greater number of wells and larger operating staff. Failure to comply with these laws and regulations may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, public interest in environmental protection has increased in recent years—particularly with respect to hydraulic fracturing—and environmental organizations have opposed, with some success, certain drilling projects.

Matters subject to regulation include discharge permits, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation or environmental matters and health and safety criteria addressing worker protection.  Under these laws and regulations, we may be required to make large expenditures that could materially adversely affect our business, financial condition and results of operations. These expenditures could include payments for:

●	personal injuries;

●	property damage;

●	containment and cleanup of oil and other spills;

●	the management and disposal of hazardous materials;

●	remediation and clean-up costs; and

●	other environmental damages.

We do not believe that full insurance coverage for all potential damages is available at a reasonable cost.  Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties, injunctive relief and/or the imposition of investigatory or other remedial obligations.  Laws, rules and regulations protecting the environment have changed frequently and the changes often include increasingly stringent requirements.  These laws, rules and regulations may impose liability on us for environmental damage and disposal of hazardous materials even if we were not negligent or at fault.  We may also be found to be liable for the conduct of others or for acts that complied with applicable laws, rules or regulations at the time we performed those acts.  These laws, rules and regulations are interpreted and enforced by numerous federal and state agencies.  In addition, private parties, including the owners of properties upon which our wells are drilled or the owners of properties adjacent to or in close proximity to those properties, may also pursue legal actions against us based on alleged non-compliance with certain of these laws, rules and regulations.

Additionally, the natural gas and crude oil regulatory environment could change in ways that might substantially increase our financial and managerial costs to comply with the requirements of these laws and regulations and, consequently, adversely affect our profitability. At the state level, for instance, the Colorado Oil and Gas Conservation Commission (“COGCC”) issued a new rule governing mandatory minimum spacing, or setbacks, between oil and gas wells and occupied buildings and other areas. Similarly, it is expected that the COGCC may undertake a rulemaking focused on wellbore integrity in 2013 that would increase requirements in this area. The COGCC has also recently concluded a rulemaking that will require baseline sampling of certain ground and surface water in most areas of Colorado. These new sampling requirements could increase the costs of developing wells in certain locations. In addition to increasing costs of operation, these rules could prevent us from drilling wells on certain locations we plan to develop, thereby reducing our reserves as well as our future revenues. In addition, the Colorado Department of Public Health & Environment is expected to undertake a potentially expansive new rule regulating methane and other air emissions at oil and gas facilities in the State. This rulemaking is expected to begin in late 2013 and be finalized in 2014.

Some local governmental bodies, for instance Longmont, Colorado, have adopted or are considering regulations regarding, among other things, land use, requirements for the posting of bonds to secure restoration obligations and limitations on hydraulic fracturing and other drilling activities, and these regulations may limit, delay or prohibit exploration and development activities or make those activities more expensive. Additionally, state and local governments are undertaking air quality studies to assess potential public health impacts from oil and gas operations. These studies may result in the imposition of additional regulatory requirements on oil and gas operations.

The BP crude oil spill in the Gulf of Mexico and generally heightened industry scrutiny has resulted and may result in new state and federal safety and environmental laws, regulations, guidelines and enforcement interpretations. The EPA has recently focused on citizen concerns about the risk of water contamination and public health problems from drilling and hydraulic fracturing activities, and conducted public meetings around the country on this issue which have been well publicized and well attended. This renewed focus could lead to additional federal, state and local laws and regulations affecting our drilling, fracturing and other operations.

Other potential laws and regulations affecting us include new or increased severance taxes proposed in several states. This could adversely affect the existing operations in these states and the economic viability of future drilling. Additional laws, regulations or other changes could significantly reduce our future growth, increase our costs of operations and reduce our cash flows, in addition to undermining the demand for the natural gas and crude oil we produce.

Part of our strategy involves drilling in existing or emerging shale plays using some of the latest available horizontal drilling and completion techniques.  The results of our planned exploratory drilling in these plays are subject to drilling and completion technique risks, and drilling results may not meet our expectations for reserves or production.  As a result, we may incur material write-downs and the value of our undeveloped acreage could decline if drilling results are unsuccessful.

Our operations in the Eagle Ford and Niobrara, and anticipated operations in the Mississippian, involve utilizing the latest drilling and completion techniques in order to maximize cumulative recoveries and therefore generate the highest possible returns. Risks that we may face while drilling include, but are not limited to, landing our well bore in the desired drilling zone, staying in the desired drilling zone while drilling horizontally through the formation, running our casing the entire length of the well bore and being able to run tools and other equipment consistently through the horizontal well bore. Risks that we may face while completing our wells include, but are not limited to, being able to fracture stimulate the planned number of stages, being able to run tools the entire length of the well bore during completion operations and successfully cleaning out the well bore after completion of the final fracture stimulation stage.

The results of our drilling in new or emerging formations will be more uncertain initially than drilling results in areas that are more developed and have a longer history of established production. Newer or emerging formations and areas have limited or no production history and consequently we are less able to predict future drilling results in these areas.

Ultimately, the success of these drilling and completion techniques can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period. If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, lease expirations, access to gathering systems and limited takeaway capacity or otherwise, and/or natural gas and oil prices decline, the return on our investment in these areas may not be as attractive as we anticipate. Further, as a result of any of these developments we could incur material write-downs of our oil and natural gas properties and the value of our undeveloped acreage could decline in the future.

Our acreage must be drilled before lease expiration, generally within three to five years, in order to hold the acreage by production. In the highly competitive market for acreage, failure to drill sufficient wells in order to hold acreage will result in a substantial lease renewal cost, or if renewal is not feasible, loss of our lease and prospective drilling opportunities.

Our leases on oil and natural gas properties typically have a primary term of three to five years, after which they expire unless, prior to expiration, production is established within the spacing units covering the undeveloped acres.  In our Niobrara Asset, 428 net acres are due to expire in 2013 (239 net acres did expire during the nine month period ended September 30, 2013), no net acres expire in 2014, 37 net acres expire in 2015 and 145 net acres expire thereafter (net to our direct ownership interest only).  In our Eagle Ford Asset, the balance of our 19 net acres not held by production will expire in 2014.  In addition, all of our net acres in the Mississippian asset will expire in 2014 if we do not drill at least three (3) long horizontal wells in the asset by December 29, 2014.  If our extension options expire and we have to renew such leases on new terms, we could incur significant cost increases, and we may not be able to renew such leases on commercially reasonable terms or at all. In addition, on certain portions of our acreage, third-party leases become immediately effective if our leases expire. As such, our actual drilling activities may materially differ from our current expectations, which could adversely affect our business.

Competition and regulation of hydraulic fracturing services and water disposal could impede our ability to develop our shale plays.

The unavailability or high cost of high pressure pumping services (or hydraulic fracturing services), chemicals, proppant, water and water disposal and related services and equipment could limit our ability to execute our exploration and development plans on a timely basis and within our budget.  The oil and natural gas industry is experiencing a growing emphasis on the exploitation and development of shale natural gas and shale oil resource plays, which are dependent on hydraulic fracturing for economically successful development.  Hydraulic fracturing in shale plays requires high pressure pumping service crews.  A shortage of service crews or proppant, chemical, water or water disposal options, especially if this shortage occurred in southern Texas, southern Kansas, northern Oklahoma or eastern Colorado, could materially and adversely affect our operations and the timeliness of executing our development plans within our budget.  There is significant regulatory uncertainty as some states have begun to regulate hydraulic fracturing and the United States Environmental Protection Agency has released a progress report on its study of the impact of hydraulic fracturing on drinking water sources on December 21, 2012 describing 18 research projects underway.  The result of this study could affect the current regulatory jurisdiction of the states and increase the cycle times and costs to receive permits, delay or possibly preclude receipt of permits in certain areas, impact water usage and waste water disposal and require chemical additives disclosures.

We are subject to federal, state and local taxes, and may become subject to new taxes or have eliminated or reduced certain federal income tax deductions currently available with respect to oil and natural gas exploration and production activities as a result of future legislation, which could adversely affect our business, financial condition and results of operations.

The federal, state and local governments in the areas in which we operate impose taxes on the oil and natural gas products we sell and, for many of our wells, sales and use taxes on significant portions of our drilling and operating costs.  In the past, there has been a significant amount of discussion by legislators and presidential administrations concerning a variety of energy tax proposals.  Many states have raised state taxes on energy sources, and additional increases may occur.  Changes to tax laws that are applicable to us could adversely affect our business and our financial results.

Periodically, legislation is introduced to eliminate certain key U.S. federal income tax preferences currently available to oil and natural gas exploration and production companies. Such possible changes include, but are not limited to, (a) the repeal of the percentage depletion allowance for oil and natural gas properties, (b) the elimination of current deductions for intangible drilling and development costs, (c) the elimination of the deduction for certain United States production activities, and (d) the increase in the amortization period for geological and geophysical costs paid or incurred in connection with the exploration for, or development of, oil or natural gas within the United States.  It is unclear whether any such changes will actually be enacted or, if enacted, how soon any such changes could become effective. The passage of any legislation as a result of the budget proposals or any other similar change in U.S. federal income tax law could affect certain tax deductions that are currently available with respect to oil and natural gas exploration and production activities and could negatively impact our business, financial condition and results of operations.

The derivatives legislation adopted by Congress, and implementation of that legislation by federal agencies, could have an adverse impact on our ability to hedge risks associated with our business.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) which, among other things, sets forth the new framework for regulating certain derivative products including the commodity hedges of the type that we may elect to use, but many aspects of this law are subject to further rulemaking and will take effect over several years.  As a result, it is difficult to anticipate the overall impact of the Dodd-Frank Act on our ability or willingness to enter into and maintain such commodity hedges and the terms of such hedges.  There is a possibility that the Dodd-Frank Act could have a substantial and adverse impact on our ability to enter into and maintain these commodity hedges.  In particular, the Dodd-Frank Act could result in the implementation of position limits and additional regulatory requirements on derivative arrangements, which could include new margin, reporting and clearing requirements.  In addition, this legislation could have a substantial impact on our counterparties and may increase the cost of our derivative arrangements in the future.

If these types of commodity hedges become unavailable or uneconomic, our commodity price risk could increase, which would increase the volatility of revenues and may decrease the amount of credit available to us.  Any limitations or changes in our use of derivative arrangements could also materially affect our future ability to conduct acquisitions.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing and water disposal could result in increased costs and additional operating restrictions or delays.

Congress has considered, but has not yet passed, legislation to amend the federal Safe Drinking Water Act to remove the exemption from restrictions on underground injection of fluids near drinking water sources granted to hydraulic fracturing operations and require reporting and disclosure of chemicals used by oil and natural gas companies in the hydraulic fracturing process.  Hydraulic fracturing involves the injection of water, sand or other propping agents and chemicals under pressure into rock formations to stimulate natural gas production.  We routinely use hydraulic fracturing to produce commercial quantities of oil, liquids and natural gas from shale formations.  Sponsors of bills, which have been subject to various proceedings in the legislative process, including the House Energy and Commerce Committee and the Senate Environmental and Public Works Committee, have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies and otherwise cause adverse environmental impacts.  Such legislation, if adopted, could increase the possibility of litigation and establish an additional level of regulation at the federal level that could lead to operational delays or increased operating costs and could, and in all likelihood would, result in additional regulatory burdens, making it more difficult to perform hydraulic fracturing operations and increasing our costs of compliance.

In addition, certain members of Congress have called upon the U.S. Government Accountability Office to investigate how hydraulic fracturing might adversely affect water resources, the U.S. Securities and Exchange Commission to investigate the natural-gas industry and any possible misleading of investors or the public regarding the economic feasibility of pursuing natural-gas deposits in shales by means of hydraulic fracturing, and the U.S. Energy Information Administration to provide a better understanding of that agency’s estimates regarding natural-gas reserves, including reserves from shale formations, as well as uncertainties associated with those estimates. The U.S. Government Accountability Office released its report on hydraulic fracturing in September 2012. Depending on the outcome of these studies, federal and state legislatures and agencies may seek to further regulate hydraulic fracturing activities.

The U.S. Environmental Protection Agency, or the EPA, is also involved in regulating hydraulic fracturing.  On April 17, 2012, the EPA approved final rules under the Clean Air Act that would subject all oil and gas operations (production, processing, transmission, storage and distribution) to regulation under the New Source Performance Standards (NSPS) and National Emission Standards for Hazardous Air Pollutants (NESHAPS) programs. These rules also include NSPS standards for completions of hydraulically fractured gas wells. These standards include the reduced emission completion (REC) techniques developed in EPA’s Natural Gas STAR program along with pit flaring of gas not sent to the gathering line. The standards would be applicable to newly drilled and fractured wells as well as existing wells that are refractured. Further, the proposed regulations under NESHAPS include maximum achievable control technology (MACT) standards for those glycol dehydrators and storage vessels at major sources of hazardous air pollutants not currently subject to MACT standards. While these rules have been finalized, many of the rule’s provisions will be phased-in over time, with the more stringent requirements like REC not becoming effective until 2015.  The new rules are substantial and may increase future costs of our operations and are likely to require us to make modifications to our operations and install new equipment.

Moreover, the EPA is conducting a comprehensive research study on the potential adverse impacts that hydraulic fracturing may have on drinking water and groundwater.  In addition, in December 2011, the EPA published an unrelated draft report concluding that hydraulic fracturing caused groundwater pollution of a natural gas field in Wyoming, although this study remains subject to review and public comments.  Consequently, even if federal legislation is not adopted soon or at all, the performance of the hydraulic fracturing study by the EPA could spur further action at a later date towards federal legislation and regulation of hydraulic fracturing or similar production operations.

In addition, a number of states are considering or have implemented more stringent regulatory requirements applicable to fracturing, which could include, among other requirements, stringent permitting on air emission control requirements, disclosure, wastewater disposal, baseline sampling, well construction and well location requirements on hydraulic fracturing operations or otherwise seek to ban injection of fracturing wastewater, and effectively prohibit further production of natural gas through the use of hydraulic fracturing or similar operations.  For example, Texas has adopted legislation that requires the disclosure of information regarding the substances used in the hydraulic fracturing process to the Railroad Commission of Texas and the public.  Some municipalities and local governments, including most recently the city of Fort Collins, Colorado, have adopted or are considering similar actions.  This legislation and any implementing regulation could increase our costs of compliance and doing business.

The adoption of new laws or regulations imposing reporting obligations on, or otherwise limiting, the hydraulic fracturing and related water disposal processes could make it more difficult to complete oil and natural gas wells in shale formations.  In addition, if hydraulic fracturing becomes regulated at the federal level as a result of federal legislation or regulatory initiatives by the EPA, fracturing activities could become subject to additional permitting requirements, and also to attendant permitting delays and potential increases in cost, which could adversely affect our business, financial condition and results of operations.

Legislation or regulations restricting emissions of “greenhouse gases” could result in increased operating costs and reduced demand for the natural gas, natural gas liquids and oil we produce while the physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects.

On December 15, 2009, the EPA published its final findings that emissions of carbon dioxide, methane and other “greenhouse gases” present an endangerment to public health and welfare because emissions of such gases are, according to the EPA, contributing to the warming of the earth’s atmosphere and other climatic changes.  These findings allow the EPA to adopt and implement regulations that would restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act.  Accordingly, the EPA has adopted regulations that would require a reduction in emissions of greenhouse gases from motor vehicles and permitting and presumably requiring a reduction in greenhouse gas emissions from certain stationary sources.  In addition, on October 30, 2009, the EPA published a final rule requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States beginning in 2011 for emissions occurring in 2010.  On November 30, 2010, the EPA released a final rule that expands its rule on reporting of greenhouse gas emissions to include owners and operators of petroleum and natural gas systems.  The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of greenhouse gases from, our equipment and operations could require us to incur costs to reduce emissions of greenhouse gases associated with our operations.  Further, various states have adopted legislation that seeks to control or reduce emissions of greenhouse gases from a wide range of sources.  Any such legislation could adversely affect demand for the natural gas, oil and liquids that we produce.

Some scientists have concluded that increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, floods and other climatic events.  If any such effects were to occur, they could have an adverse effect on our exploration and production operations.  Significant physical effects of climate change could also have an indirect effect on our financing and operations by disrupting the transportation or process-related services provided by midstream companies, service companies or suppliers with whom we have a business relationship.  We may not be able to recover through insurance some or any of the damages, losses, or costs that may result from potential physical effects of climate change.

Our operations are substantially dependent on the availability of water.  Restrictions on our ability to obtain water may have an adverse effect on our financial condition, results of operations and cash flows.

Water is an essential component of deep shale oil and natural gas production during both the drilling and hydraulic fracturing, or fracking processes. Our operations could be adversely impacted if we are unable to locate sufficient amounts of water, or dispose of or recycle water used in our exploration and production operations. Currently, the quantity of water required in certain completion operations, such as hydraulic fracturing, and changing regulations governing usage may lead to water constraints and supply concerns (particularly in some parts of the country). According to the Lower Colorado River Authority, during 2011, Texas experienced the lowest inflows of water of any year in recorded history.  In addition, Colorado and other western states have recently experienced a drought. As a result, future availability of water from certain sources used in the past may be limited. Moreover, the imposition of new environmental initiatives and conditions could include restrictions on our ability to conduct certain operations such as hydraulic fracturing or disposal of waste, including, but not limited to, produced water, drilling fluids and other wastes associated with the exploration, development or production of oil and natural gas. The federal Clean Water Act (“CWA”) and analogous state laws impose restrictions and strict controls regarding the discharge of pollutants, including produced waters and other oil and natural gas waste, into navigable waters or other regulated federal and state waters. Permits or other approvals must be obtained to discharge pollutants to regulated waters and to conduct construction activities in such waters and wetlands. Uncertainty regarding regulatory jurisdiction over wetlands and other regulated waters has, and will continue to, complicate and increase the cost of obtaining such permits or other approvals. The CWA and analogous state laws provide for civil, criminal and administrative penalties for any unauthorized discharges of pollutants and unauthorized discharges of reportable quantities of oil and other hazardous substances. Many state discharge regulations, and the Federal National Pollutant Discharge Elimination System General permits issued by the EPA, prohibit the discharge of produced water and sand, drilling fluids, drill cuttings and certain other substances related to the oil and natural gas industry into coastal waters. While generally exempt under federal programs, many state agencies have also adopted regulations requiring certain oil and natural gas exploration and production facilities to obtain permits for storm water discharges. In October 2011, the EPA announced its intention to develop federal pretreatment standards for wastewater discharges associated with hydraulic fracturing activities. If adopted, the pretreatment rules will require coalbed methane and shale gas operations to pretreat wastewater before transferring it to treatment facilities. Proposed rules are expected in 2013 for coalbed methane production and in 2014 for shale gas production. Some states have banned the treatment of fracturing wastewater at publicly owned treatment facilities. There has been recent nationwide concern over earthquakes associated with Class II underground injection control wells, a predominant storage method for crude oil and gas wastewater. It is likely that new rules and regulations will be developed to address these concerns, possibly eliminating access to Class II wells in certain locations, and increasing the cost of disposal in others. Finally, the EPA study noted above has focused and will continue to focus on various stages of water use in hydraulic fracturing operations. It is possible that, following the conclusion of the EPA’s study, the agency will move to more strictly regulate the use of water in hydraulic fracturing operations. While we cannot predict the impact that these changes may have on our business at this time, they may be material to our business, financial condition, and operations. Compliance with environmental regulations and permit requirements governing the withdrawal, storage and use of surface water or groundwater necessary for hydraulic fracturing of wells or the disposal or recycling of water will increase our operating costs and may cause delays, interruptions or termination of our operations, the extent of which cannot be predicted. In addition, our inability to meet our water supply needs to conduct our completion operations may impact our business, and any such future laws and regulations could negatively affect our financial condition, results of operations and cash flows.

Restrictions on drilling activities intended to protect certain species of wildlife may adversely affect our ability to conduct drilling activities in some of the areas where we operate.

Oil and natural gas operations in our operating areas can be adversely affected by seasonal or permanent restrictions on drilling activities designed to protect various wildlife. Seasonal restrictions may limit our ability to operate in protected areas and can intensify competition for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages when drilling is allowed. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs.  Permanent restrictions imposed to protect endangered species could prohibit drilling in certain areas or require the implementation of expensive mitigation measures.

As a result of a settlement approved by the U.S. District Court for the District of Columbia on September 9, 2011, the U.S. Fish and Wildlife Service is required to consider listing more than 250 species as endangered under the Endangered Species Act.  The law prohibits the harming of endangered or threatened species, provides for habitat protection, and imposes stringent penalties for noncompliance.  The final designation of previously unprotected species in areas where we operate as threatened or endangered could cause us to incur increased costs arising from species protection measures or could result in limitations, delays, or prohibitions on our exploration and production activities that could have an adverse impact on our ability to develop and produce our reserves.

Potential conflicts of interest could arise for certain members of our management team that hold management positions with other entities.

Frank C. Ingriselli, our Chairman of the Board and Chief Executive Officer, is also president and Chief Executive Officer of Global Venture Investments LLC and Michael L. Peterson, our Chief Financial Officer, is a managing partner of Pascal Management.  We believe these positions require only an immaterial amount of Messrs.  Ingriselli’s and Peterson’s time and will not conflict with each of their respective roles or responsibilities with our company.  If either of these entities enters into one or more transactions with our company, or if either of these positions require significantly more time than currently anticipated,  potential conflicts of interests could arise from Messrs. Ingriselli and Peterson performing services for us and these other entities.

We face risks associated with our planned operations in Kazakhstan.

In the event we complete the pending acquisition of our Kazakhstan assets we will be subject to various risks associated with doing business in Kazakhstan and relating to Kazakhstan's economic and political environment. As is typical of an emerging market, Kazakhstan does not possess a well-developed business, legal and regulatory infrastructure that would generally exist in a more mature free market economy and, in recent years, Kazakhstan has undergone substantial political, economic and social change.   We could also face currency risks associated with operations in Kazakhstan. Additionally, our successful operation of particular facilities or projects may be disrupted by civil unrest, acts of sabotage or terrorism, and other local security concerns. Such concerns may require us to incur greater costs for security or to shut down operations for a period of time. Our planned operations in Kazakhstan will also be subject to Kazakhstan specific laws and regulations relating to areas of labor, tax, import and export requirements, anti-corruption, foreign exchange controls and cash repatriation restrictions, environmental, health, and safety, which will be different than U.S. laws and may force us to expend additional resources complying with such laws and regulations. Our failure to manage the risks associated with doing business in Kazakhstan could have a material adverse effect upon our results of operations.

Our recently formed technology services company has no operating history and there is a risk that such company will not be successful or face liabilities.

On October 4, 2012, we established a technical services subsidiary, Pacific Energy Technology Services, LLC, which is 70% owned by us and 30% owned by STXRA, through which we plan to provide acquisition, engineering, and oil drilling and completion technology services in joint cooperation with STXRA in the United States and Pacific Rim countries, particularly in China.  While Pacific Energy Technology Services, LLC currently has no operations, only nominal assets and liabilities and limited capitalization, we anticipate actively developing this venture in 2014.  Due to the fact that this entity does not have an operating history and the fact that the Company has not previously provided technology services as part of its operations, there is a risk that we will not be successful in marketing this venture, that revenues will not develop and that Pacific Energy Technology Services, LLC will not be successful.  We may be subject to liability claims from clients of our planned services. Our product liability insurance and contractual limitations may not cover all potential claims. Our failure to provide services at a level requested by clients could cause us to lose revenue, as well as to experience delay in or loss of market acceptance and sales, or injury to our reputation.

Risks Relating to Our Outstanding Securities and the Offering

We currently have a sporadic, illiquid and volatile market for our common stock, and the market for our common stock is and may remain sporadic, illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. Factors that could affect our stock price or result in fluctuations in the market price or trading volume of our common stock include:

●	our actual or anticipated operating and financial performance and drilling locations, including reserves estimates;

●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and cash flows, or those of companies that are perceived to be similar to us;

●	changes in revenue, cash flows or earnings estimates or publication of reports by equity research analysts;

●	speculation in the press or investment community;

●	public reaction to our press releases, announcements and filings with the SEC;

●	sales of our common stock by us or other shareholders, or the perception that such sales may occur;

●	the limited amount of our freely tradable common stock available in the public marketplace;

●	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in commodity prices;

●	the realization of any of the risk factors presented in this prospectus;

●	the recruitment or departure of key personnel;

●	commencement of, or involvement in, litigation;

●	the prices of oil and natural gas;

●	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;

●	changes in market valuations of companies similar to ours; and

●	domestic and international economic, legal and regulatory factors unrelated to our performance.

Our common stock is listed on the NYSE MKT under the symbol “PED.”  Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.  Additionally, general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. Shareholders and potential investors in our common stock should exercise caution before making an investment in us.

Additionally, as a result of the illiquidity of our common stock, investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time.  Such illiquidity could have an adverse effect on the market price of our common stock.  In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market.  We cannot assure you that an active trading market for our common stock will develop or, if one develops, be sustained.

An active liquid trading market for our common stock may not develop in the future.

Our common stock currently trades on the NYSE MKT, although our common stock’s trading volume is very low.   Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. However, our common stock may continue to have limited trading volume, and many investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time.  Such illiquidity could have an adverse effect on the market price of our common stock.  In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market.  We cannot assure you that an active trading market for our common stock will develop or, if one develops, be sustained.

We do not presently intend to pay any cash dividends on or repurchase any shares of our common stock.

We do not presently intend to pay any cash dividends on our common stock or to repurchase any shares of our common stock.  Any payment of future dividends will be at the discretion of the Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant.  Cash dividend payments in the future may only be made out of legally available funds and, if we experience substantial losses, such funds may not be available.  Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment, and there is no guarantee that the price of our common stock that will prevail in the market will ever exceed the price paid by you.

Our management has wide discretion in the use of the offering proceeds and may not apply these proceeds in a manner that will increase our revenue or market value.

Our management will have considerable discretion in the application of the proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The proceeds may be used for corporate purposes that do not increase our revenues or our market value.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NYSE MKT, with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our Board of Directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time.  Among other things, we must:

●
establish and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NYSE MKT;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

In addition, being a public company subject to these rules and regulations may require us to accept less director and officer liability insurance coverage than we desire or to incur substantial costs to obtain coverage.  These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee, and qualified executive officers.

Future sales of our common stock could cause our stock price to decline.

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock.  We have registered $100,000,000 in total aggregate value of securities pursuant to a Form S-3 filing (which includes the securities being offered herein), which will be eligible for sale in the public markets from time to time, when sold and issued by us.  Additionally, if our existing shareholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly.  The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Our outstanding options, warrants and convertible securities may adversely affect the trading price of our common stock.

As of December [  ], 2013, there were outstanding stock options to purchase approximately 1,429,724 shares of our common stock and outstanding warrants to purchase approximately 2,886,686 shares of common stock.  We have no shares of preferred stock, or warrants exercisable for preferred stock, issued and outstanding.  For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership.   The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders, including purchasers of common stock in this offering.

The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We previously filed a registration statement with the SEC on Form S-8 providing for the registration of approximately 2,118,386 shares of our common stock issuable or reserved for issuance under our equity incentive plans. Subject to the satisfaction of vesting conditions, the expiration of lockup agreements, any management 10b5-1 plans and certain restrictions on sales by affiliates, shares registered under registration statements on Form S-8 will be available for resale immediately in the public market without restriction.

We cannot predict the size of future issuances of our common stock pursuant to the exercise of outstanding options or warrants or conversion of other securities, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our common stock to decline.

Six of our directors and executive officers will own approximately [   ]% of our common stock, and two of our major shareholders will own approximately [   ]% of our common stock after this offering, which may give them influence over important corporate matters in which their interests are different from your interests.

Six of our directors and executive officers beneficially own approximately 17.3% of our outstanding shares of common stock, and our largest two non-director or officer shareholders own approximately 39.7% of our outstanding shares of common stock (assuming exercise of warrants held thereby) based on a total of 22,848,914 shares of common stock outstanding as of December [  ], 2013. After this offering, those six directors and executive officers will beneficially own approximately        % of our shares of common stock, and our largest two non-director or officer shareholders will own approximately          % of our outstanding shares of common stock (assuming exercise of warrants held thereby) based on a total of             shares of common stock outstanding after this offering. These directors, executive officers and major shareholders will be positioned to influence or control to some degree the outcome of matters requiring a shareholder vote, including the election of directors, the adoption of amendments to our certificate of formation or bylaws and the approval of mergers and other significant corporate transactions.  These directors, executive officers and major shareholders, subject to any fiduciary duties owed to the shareholders generally, may have interests different than the rest of our shareholders.  Their influence or control of our company may have the effect of delaying or preventing a change of control of our company and may adversely affect the voting and other rights of other shareholders.  In addition, due to the ownership interest of these directors and officers in our common stock, they may be able to remain entrenched in their positions.

Furthermore, one of our major shareholders, MIE Holdings, is an independent oil company in China with its own oil and natural gas operations separate from its relationship with us.  Potential conflicts of interest could arise as a result, either in the terms of our relationship with MIE Holdings or in MIE Holdings competing with us in its operations outside of its relationship with us.

Provisions of Texas law may have anti-takeover effects that could prevent a change in control even if it might be beneficial to our shareholders.

Provisions of Texas law may discourage, delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.  Under Texas law, a shareholder who beneficially owns more than 20% of our voting stock, or any “affiliated shareholder,” cannot acquire us for a period of three years from the date this person became an affiliated shareholder, unless various conditions are met, such as approval of the transaction by our Board of Directors before this person became an affiliated shareholder or approval of the holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder.  See “Description of Capital Stock — Business Combinations Under Texas Law” in the prospectus attached to this prospectus supplement.

Our Board of Directors can authorize the issuance of preferred stock, which could diminish the rights of holders of our common stock and make a change of control of our company more difficult even if it might benefit our shareholders.

Our Board of Directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock.   Shares of preferred stock may be issued by our Board of Directors without shareholder approval, with voting powers and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders including having a preference over our common stock with respect to dividends or distributions on liquidation or dissolution.

Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us subsequent to the date of this prospectus and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease.

Securities analysts may not cover our common stock and this may have a negative impact on our common stock’s market price.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of shares of our common stock, preferred stock or warrants to purchase shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, subject to the requirements of the NYSE MKT Equities Exchange (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock), to issue all or part of the authorized but unissued shares of common stock, preferred stock or warrants to purchase such shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing shareholders and may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

If we are delisted from the NYSE MKT, your ability to sell your shares of our common stock may be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted, it could come within the definition of “penny stock” as defined in the Exchange Act and could be covered by Rule 15g-9 of the Exchange Act. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

Due to the fact that our common stock is listed on the NYSE MKT, we are subject to financial and other reporting and corporate governance requirements which increase our costs and expenses.

We are currently required to file annual and quarterly information and other reports with the Securities and Exchange Commission that are specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.  Additionally, due to the fact that our common stock is listed on the NYSE MKT, we are also subject to the requirements to maintain independent directors, comply with other corporate governance requirements and are required to pay annual listing and stock issuance fees. These obligations require a commitment of additional resources including, but not limited, to additional expenses, and may result in the diversion of our senior management’s time and attention from our day-to-day operations. These obligations increase our expenses and may make it more complicated or time consuming for us to undertake certain corporate actions due to the fact that we may require NYSE approval for such transactions and/or NYSE rules may require us to obtain shareholder approval for such transactions.

Future sales of our common stock by our existing shareholders could cause our stock price to decline.

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. Up to approximately                 shares of our common stock that are outstanding immediately after completion of this offering will become eligible for sale in the public markets from time to time, subject to restrictions under the Securities Act of 1933 following the expiration of lock-up agreements entered into for the benefit of the underwriter by the holders of the common stock, including our directors and executive officers.

The underwriter may, in its sole discretion and at any time or from time to time, without notice, release all or any portion of the shares of common stock subject to the lock-up agreements for sale in the public and private markets prior to the expiration of the lock-up. The market price for shares of our common stock may drop significantly when the restrictions on resale by our existing stockholders lapse or if those restrictions on resale are waived. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $3.05 per share and the net tangible book value of the common stock of $0.62 per share as of September 30, 2013, if you purchase shares of common stock in this offering, you will suffer dilution of $2.22 per share in the net tangible book value of the common stock.

There may be future sales of our common stock, which could adversely affect the market price of our common stock and dilute a shareholder’s ownership of common stock.

The exercise of the underwriter’s over-allotment option, the exercise of any options granted to executive officers and other employees under our equity compensation plans, and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock. We are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock, provided that we are subject to the requirements of the NYSE MKT (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our common stock and dilute their stock holdings in us.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution.

If persons engage in short sales of our common stock, including sales of shares to be issued upon exercise of our outstanding warrants, the price of our common stock may decline.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. In addition, holders of options and warrants will sometimes sell short knowing they can, in effect, cover through the exercise of an option or warrant, thus locking in a profit. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon exercise of our outstanding warrants could cause even greater declines in the price of our common stock due to the number of additional shares available in the market upon such exercise, which could encourage short sales that could further undermine the value of our common stock. Shareholders could, therefore, experience a decline in the values of their investment as a result of short sales of our common stock.

USE OF PROCEEDS

We estimate the net proceeds to us from our sale of the common stock in this offering will be approximately $6,849,998 (after deducting the underwriting discount and estimated offering expenses payable by us, and payment by us of an advisory fee equal to 2% of the public offering price per share due and payable to Casimir Capital L.P., the Company’s financial advisor), or approximately $                   if the underwriter exercises its over-allotment in full, based on a public offering price of $              per share.

We intend to use the majority of the net proceeds from this offering to fund drilling operations, and the balance for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the proceeds in investment grade, interest-bearing instruments.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2013:

•	on an actual basis;

•
on an adjusted basis giving effect to this offering to reflect the estimated proceeds we will receive from the sale of the 2,622,950 shares of our common stock by us in this offering at a public offering price of $3.05 per share, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us, payment by us of an advisory fee equal to 2% of the public offering price per share due and payable to Casimir Capital L.P., the Company’s financial advisor (see “Use of Proceeds”), as if the offering had occurred on September 30, 2013.

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

	As of September 30, 2013

	Actual		Offering	Adjusted for Offering (1)
Cash	$2,263,518		$6,849,998	$9,113,516

Debt:
Notes payable, net of discount	$2,793,070	$		$2,793,070
Notes payable, net of discount-related parties	7,164,211			7,164,211
Total debt	9,957,281			9,957,281

Shareholders’ equity:
Common Stock, $0.001 par value; 200,000,000 shares authorized; 22,531,146 shares issued and outstanding, actual; 25,154,096 shares issued and outstanding, as adjusted for the offering	22,531		2,623	25,154
Stock subscription receivable	(10,392,825)			(10,392,825)
Additional paid- in capital	43,208,421		6,847,375	50,055,796
Accumulated deficit	(18,756,252)			(18,756,252)
Total shareholders’ equity	14,081,875		6,849,998	20,931,873

Total capitalization	$24,039,156		$6,849,998	$30,889,154

(1)
Reflects our sale of 2,622,950 shares of common stock in this offering at an assumed offering price of $3.05 (the closing sale price of our common stock on the NYSE MKT on November 27, 2013, as there was no trading of the Company's common stock on November 29, 2013), after deducting the Underwriter’s fee of $640,000 and estimated expenses of the offering, which are estimated to be $510,000, including $160,000 payable as an advisory fee to Casimir Capital, L.P., assuming that the Over-Allotment Option is not exercised.

PRICE RANGE OF COMMON STOCK

Our common stock traded on the OTC Bulletin Board over-the-counter market from January 13, 2003 to September 9, 2013.  On September 10, 2013, the Company's shares of common stock commenced trading on the NYSE MKT under the ticker symbol "PED."

On December [ ], 2013, the closing price per share of our common stock as quoted on the NYSE MKT was [$______]. The following price information, except as otherwise noted, (a) has been adjusted to reflect the 1-for-112 reverse stock split of our common stock that was effected on July 30, 2012; (b) has been adjusted to reflect the 1-for-3 reverse stock split of our common stock that was effected on April 23, 2013; and (c) prior to July 30, 2012, does not reflect any value attributable to our merger with Pacific Energy Development, which occurred on that date. Due to the limited trading volume in our common stock, you are cautioned not to rely upon the following price information or on the last reported sales price of our common stock on December [ ], 2013 in valuing our common stock for purposes of this offering. The following price information reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Quarter Ended	High	Low
2013	March 31, 2013	$7.44	$5.01
	June 30, 2013	5.40	2.10
	September 30, 2013	4.67	2.80
	December 31, 2013 (through December [ ], 2013)	4.20	2.96

2012	March 31, 2012	$6.06	$1.02
	June 30, 2012	3.36	1.02
	September 30, 2012	15.00	2.70
	December 31, 2012	10.50	6.00

2011	March 31, 2011	$67.20	$6.72
	June 30, 2011	67.20	10.08
	September 30, 2011	30.24	10.08
	December 31, 2011	20.16	3.36

2010	March 31, 2010	$30.24	$26.88
	June 30, 2010	20.16	20.16
	September 30, 2010	20.16	20.16
	December 31, 2010	23.52	20.16

For a description of our common stock, see “Description of Capital Stock” in the accompanying prospectus dated [November 5], 2013.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that our Board of Directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering                  shares of common stock. The material terms and provisions of our common stock are described in the section entitled “Description of Capital Stock - Common Stock” in the prospectus attached hereto.

DETERMINATION OF OFFERING PRICE

Our common stock is currently quoted on the NYSE MKT.  The underwriter, however, is not obligated to make a market in our securities, and even if it chooses to make a market, it can discontinue at any time without notice.  Neither we nor the underwriter can provide any assurance that an active and liquid trading market in our securities will develop further or, if developed further, that the market will continue.

The public offering price of the shares offered by this prospectus has been determined by negotiation between us and the underwriter.  Among the factors considered in determining the public offering price of the shares were:

         •      our history and our prospects;

         •      the industry in which we operate;

         •      our past and present operating results;

         •      the previous experience of our executive officers; and

         •      the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares.  That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the public offering price.

DILUTION

If you invest in our common stock offered hereby, your ownership interest will be diluted to the extent of the difference between the offering price per share of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.  Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of common stock immediately after the closing of this offering.

Prior to this offering, our net tangible book value as of September 30, 2013 was approximately $14.1 million or approximately $0.62 per share of common stock.  On an as adjusted basis after this offering (giving effect to the sale of the Shares in this offering at the offering price of $3.05 per share, after deducting underwriting discounts and the estimated offering expenses payable by us), our pro forma adjusted net tangible book value as of September 30, 2013 would have been approximately $20.9 million, or $0.83 per share of common stock.  This represents an increase of $0.21 in net tangible book value to existing stockholders and an immediate dilution of $2.22 per share to new investors purchasing shares in this offering at the offering price:

Public offering price per share:	$3.05
Historical net tangible book value per share at September 30, 2013	$0.62
Increase per share attributable to investors purchasing shares in this offering:	$0.21
Pro forma net tangible book value per share, as adjusted to give effect to this offering:	$0.83
Dilution per share to new investors in this offering:	$2.22

The foregoing table is based on 22,531,146 shares of our common stock outstanding as of September 30, 2013.

If the underwriter exercises its full option to purchase additional shares of common stock at the public offering price, the as adjusted net tangible book value after this offering would have been $_______ per share, representing an increase in the net tangle book value of $________ per share to existing stockholders and immediate dilution in net tangible book value of $____________ per share to new investors purchasing common stock in the offering at the public offering price.

To the extent that any of our outstanding options or warrants are exercised, our convertible preferred stock is converted, we grant additional options under our stock option plans or grant additional warrants, we issue additional convertible securities, or we issue additional shares of common stock in the future, there may be further dilution to new investors.

UNDERWRITING

The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares, if any are purchased, other than those shares covered by the over-allotment option we describe below. The underwriting agreement also provides that if the underwriter defaults, this offering of our common stock may be terminated.

Number of
Underwriter	Shares

National Securities Corporation
Total

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter has advised us that it proposes to initially offer the shares of common stock to the public at $              per share. The underwriter proposes to offer the shares to certain dealers at the same price less a concession of not more than $               per share. After the initial offering of the shares, the underwriter may from time to time vary the offering prices and other selling terms.

Over-allotment option to purchase additional shares. We have granted to the underwriter an option to purchase up to an additional                  shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 45-day period after the date of this prospectus, but only to cover over-allotments, if any, including as described below.

Discounts and commissions. The following table summarizes the public offering price, underwriting discount and proceeds before expenses to us. These amounts are shown assuming both with no exercise and with full exercise of the over-allotment option. We have also agreed to pay up to $90,000 of the fees and expenses of the underwriter which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount was determined through arms’ length negotiations between us and the underwriter.

TOTAL FEES
	Fee Per Share	Without Exercise of Option to Purchase Additional Shares	With Full Exercise of Option to Purchase Additional Shares

Underwriting discount to be paid by us	$	$	$

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be [$              ]. This includes [$_________] of fees and expenses of the underwriter and an advisory fee of [$    ] due and payable by the Company to Casimir Capital L.P., our financial advisor. These expenses are payable by us.

Market for common stock. Our common stock is traded on the NYSE MKT under the symbol "PED."

Indemnification and Contribution. We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up agreements.  Our directors and executive officers have agreed to certain restrictions on their ability to sell additional shares of our common stock for a period of 90 days after the date of this prospectus supplement. They have agreed not to offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of common stock, options or warrants to acquire shares of common stock, or any related security or instrument, without the prior written consent of National Securities Corporation. The agreement provides exceptions for (i) bona fide gifts or transfers by will or intestacy, (ii) transfers to any trust for the direct or indirect benefit of the shareholder or the immediate family of the shareholder, (iii) transfers to limited partners or shareholders of the shareholder, (iv) sales of our common stock pursuant to cashless “net” exercise of options and warrants held, and (v) sales of our common stock pursuant to trading plans established in accordance with Rule 10b5-1 under the Exchange Act prior to November 1, 2013.

Stabilization. To facilitate the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than have been sold to it by us. The underwriter may elect to cover any such short position by purchasing shares of common stock in the open market or by exercising the over-allotment option granted to the underwriter. In addition, the underwriter may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that  which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE MKT, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, the underwriter (and selling group members) may also engage in passive market making transactions in the common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic offer, sale and distribution of shares. A prospectus in electronic format may be made available on the websites maintained by the underwriter participating in this offering and the underwriter may distribute prospectuses electronically. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other relationships with the underwriter.  From time to time in the ordinary course of business, the underwriter and its respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial services for us for which it received, or will receive, customary fees and reimbursement of expenses.

Offer restrictions outside the United States. Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The Loev Law Firm, PC, Bellaire, Texas, will issue an opinion with respect to the validity of the shares of common stock offered hereby.

Certain legal matters in connection with this offering will be passed upon for the underwriter by Duane Morris LLP.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2012, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (“Form 10-K”), as amended by the Company’s filing of Amendments to the Form 10-K on April 19, 2013 and April 25, 2013, have been audited by GBH CPAs, PC, as set forth in their report thereon, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The balance sheets of Condor as of December 31, 2012 and December 31, 2011, and the related statements of operations, members' equity, and cash flows for the year ended December 31, 2012 and for the period from October 31, 2011 (inception) to December 31, 2011, appearing in the Company’s Form 10-K, as amended by the Company’s filing of an Amendment to the Form 10-K on April 25, 2013 have been audited by GBH CPAs, PC, as set forth in their report thereon, and incorporated herein by reference.  Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The balance sheets of White Hawk as of December 31, 2012, and the related statements of operations, members' equity, and cash flows for the period from May 11, 2012 (inception) to December 31, 2012, appearing in the Company’s Form 10-K have been audited by GBH CPAs, PC, as set forth in their report thereon, and incorporated herein by reference.  Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of the Company as of December 31, 2011 and for the period from February 9, 2011 (inception) to December 31, 2011, appearing in the Company’s Form 10-K, as restated in the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2013, have been audited by SingerLewak LLP, as set forth in their report thereon, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of Blast Energy Services, Inc. as of December 31, 2011 and 2010 and for each of the two fiscal years ended December 31, 2011 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by GBH CPAs, PC, an independent registered public accounting firm, as stated in their report thereon, and incorporated herein by reference. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain of our oil and gas reserve estimates that are incorporated herein by reference were based upon a report prepared by Ryder Scott Company, L.P., an independent professional engineering firm specializing in the technical evaluation of oil and gas assets and estimates of future net income. These estimates are included and incorporated by reference herein in reliance on the authority of such firm as an expert in such matters.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors,” “SEC Filings” page of our website at www.pacificenergydevelopment.com. Information on our web site is not part of this prospectus supplement, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus supplement is part of the registration statement and prospectus contained therein and does not contain all of the information included in the registration statement or prospectus. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and any supplement or amendment hereto. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and prospectus. The securities offered under this prospectus supplement and prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and prospectus, and any free writing prospectus, is accurate only as of the date of this prospectus supplement, the prospectus and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, prospectus, or any free writing prospectus, or any sale of the securities.

This prospectus supplement, prospectus and any free writing prospectus, constitute a part of a registration statement we filed with the SEC under the Securities Act. This prospectus supplement, the prospectus and any free writing prospectus, do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Shares, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth in the paragraph above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and prospectus and (ii) on or after the date of this prospectus supplement and before the termination of the offering of the securities by means of this prospectus supplement will automatically update and, where applicable, supersede information contained in this prospectus supplement or incorporated by reference into this prospectus supplement.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

·▪	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 25, 2013, as amended on April 19, 2013 and April 25, 2013;

·▪
Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013, and September 30, 2013, filed with the SEC on May 20, 2013, August 14, 2013 (as amended on August 14, 2013 and August 21, 2013), and November 14, 2013, respectively;

·▪
Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on April 9, 2013; April 23, 2013; July 15, 2013; August 13, 2013; September 5, 2013; September 10, 2013; and September 16, 2013; and

·▪
The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on September 5, 2013 (File No. 001-35922) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, CALIFORNIA 94506
Phone: (855) 733-2685
Fax: (925) 403-0703

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus supplement and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

We maintain an Internet website at www.pacificenergydevelopment.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus supplement.

PROSPECTUS
PEDEVCO Corp.

$100,000,000
Common Stock
Preferred Stock
Warrants
Units
________________________________________________________________________

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities or units (collectively referred to as “securities”) for an aggregate initial offering price of up to $100 million. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference herein or therein before you purchase any of the securities offered hereby.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE MKT under the symbol “PED.”  On October 22, 2013, the last reported sales price of our common stock was $3.85.  There is currently no market for the other securities we may offer.  You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus or any prospectus supplement.  The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NYSE MKT or any other securities market or exchange covered by the prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As of the date of this prospectus, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates of the Company (i.e., our public float) was $53,616,879 and the total value of our entire voting and nonvoting common equity was $101,390,157, each based on the closing price of the Company’s common stock on September 6, 2013, which closing price was $4.50.  We have offered and sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 11 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2013.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement and any related free writing prospectus that we may authorize to be provided to you is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement and free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” before making an investment decision. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus.  We have not authorized any dealer, salesman or other person to provide you with additional or different information.  This prospectus and any accompanying prospectus supplement and free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, and any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and free writing prospectus is delivered or securities are sold on a later date. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that PEDEVCO Corp., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources.  Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information.  Some data are also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” the “Company,” and “PEDEVCO” refer to PEDEVCO Corp. and its subsidiaries.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our securities, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, the prospectus supplement, and any free writing prospectus, especially the risks of investing in our securities as discussed under "Risk Factors" herein and therein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

General

Overview

We are an energy company engaged in the acquisition, exploration, development and production of oil and natural gas resources in the United States, with a primary focus on oil and natural gas shale plays and a secondary focus on conventional oil and natural gas plays.  Our current operations are located primarily in the Niobrara Shale play in the Denver-Julesburg Basin in Weld and Morgan Counties, Colorado, the Eagle Ford Shale play in McMullen County, Texas, and the Mississippian Lime play in Comanche, Harper, Barber and Kiowa Counties, Kansas.  We also hold an interest in the North Sugar Valley Field in Matagorda County, Texas, though we consider this a non-core asset.  We also hope to utilize the Company’s strategic relationships for acquisition, exploration, development and production in Asia, with a particular focus on China and Kazakhstan.  We have entered into an agreement to acquire an approximate 34% indirect working interest in a production license covering a 380,000 acre oil and gas producing asset located in the Pre-Caspian Basin in Kazakhstan, which we plan to close upon receipt of required approvals from the Kazakhstan government, anticipated to be received no later than the third quarter of 2014, as described in greater detail below under “Recent Developments”.

We have approximately 9,293 gross (2,451 net) acres of oil and gas properties in our Niobrara core area.  Our current Eagle Ford position is a 3.97% non-operated working interest in 1,331 gross (53 net) acres.  We also recently acquired an average 98% working interest in 7,006 gross (6,885 net) acres in the Mississippian Lime play, which we operate. Condor Energy Technology LLC (“Condor”), which we jointly own and manage with an affiliate of MIE Holdings Corporation as described below, operates our Niobrara interests, including five producing wells in the Niobrara asset with production during the past quarter of approximately 22,573 gross barrels (Bbl) of oil (4,492 net) and gross 21,894 thousand cubic feet (Mcf) of natural gas (5,135 net) or 3,649 gross barrels of oil equivalent (“BOE”) (856 net), (utilizing a conversion factor for gas sales of 6 Mcf per 1 Bbl), for total aggregate gross production during the past quarter of approximately 26,222 BOE (5,348 net). We believe our current assets could contain a gross total of over 400 drilling locations, assuming 80 acre spacing on our Niobrara asset.

We believe that the Niobrara, Eagle Ford and Mississippian Lime plays represent among the most promising unconventional oil and natural gas plays in the United States. We will continue to seek additional acreage proximate to our currently held core acreage. Our strategy is to be the operator, directly or through our subsidiaries and joint ventures, in the majority of our acreage so we can dictate the pace of development in order to execute our business plan. The majority of our capital expenditure budget for the remainder of 2013 will continue to be focused on the acquisition, development and expansion of these formations.  In addition, we believe our pending acquisition of the interests in Kazakhstan’s largest and most prolific producing basin will provide the Company with opportunities to increase its net oil and gas production while expanding its global footprint and international presence.

The following table presents summary data for our leasehold acreage in our Niobrara, Eagle Ford and Mississippian core areas as of September 30, 2013:

	Total Gross Acreage	Ownership Interest	Net Acres	Acre Spacing	Potential Gross -Drilling Locations (3)

Niobrara (1)	9,293	26.37%	2,451	80	360
Eagle Ford (2)	1,331	3.97%	53	60	17
Mississippian	7,006	98.27%	6,885	160	42

Current Core Assets	17,630		9,389		419

(1)
We have a 26.37% net ownership interest in the leased acreage in the Niobrara asset (10.87% of the acreage held directly by us plus 15.50% of the acreage is held by virtue of our 20% interest in Condor Energy Technology LLC, which in turn holds a 77.52% working interest in the leased acreage in the Niobrara asset).

(2)	We have a 3.97% ownership in the leased acreage in the Eagle Ford asset (held through our 50% interest in White Hawk Petroleum, LLC, which holds a 7.939% working interest in the Eagle Ford asset).

(3)
Potential gross drilling locations are calculated using the acre spacings specified for each area in the table and adjusted assuming forced pooling in the Niobrara.  Colorado, where the Niobrara asset is located, allows for forced pooling, which may create more potential gross drilling locations than acre spacing alone would otherwise indicate.

Recent Developments

Kazakhstan Acquisition

On September 16, 2013, we announced the entry into Kazakhstan through an agreement to acquire an approximate 34% indirect interest in Aral Petroleum Capital Limited Partnership (“Aral”), a Kazakhstan entity which holds a 100% operated working interest in a production license covering a contract area issued by the Republic of Kazakhstan that expires in 2035 in western Kazakhstan (the “Contract Area”), from Asia Sixth Energy Resources Limited (“Asia Sixth”), which Contract Area covers 380,000 acres within the North Block located in the Pre-Caspian Basin.  The Pre-Caspian Basin is one of the largest currently producing basins in Kazakhstan.

Under the agreement, we plan to effectively take control of Aral through acquisition of a 51% controlling interest in Asia Sixth by way of subscription of shares of Asia Sixth, which currently holds a 60% controlling interest in Aral.  Asia Sixth’s interest in Aral is scheduled to increase to 66.5% following the completion of certain transactions to occur between Asia Sixth and Asia Sixth’s partner in Aral that currently holds the remaining 40% interest in Aral (the “Aral Transactions”).  Upon closing and completion of the Aral Transactions and consummation of the transactions contemplated by our agreement, Aral will be owned 66.5% by Asia Sixth, which will be controlled and managed by us.  Thus, we, through our 51% majority ownership in Asia Sixth, will own an approximate 34% interest in Aral and have control of Aral through Asia Sixth’s controlling interest.

We have paid an initial deposit of $8 million and a subsequent deposit of $2 million to Asia Sixth, and shall increase our deposit by up to $10 million, to up to a total of $20 million, contingent upon receipt of payment in full by us from an investor under a promissory note.  In the event the final $10 million due under the outstanding $10 million promissory note maturing in December 2013 is not received by us, we are not obligated to increase our deposit amount to Asia Sixth.  The deposit is subject to full refund to us in the event the transaction does not close, other than as a result of our material uncured breach, and we have no obligation to repay any of our investors any amounts previously paid under the promissory notes or otherwise if we receive any refunds from Asia Sixth.  This money will also be used, in part, to recomplete and rework currently producing wells with the hope of significantly increasing their production rates. Based on how these wells perform, at closing, we shall owe to Asia Sixth a final closing payment equal to an additional:  (i) $20 million if the daily average volume of oil produced by Aral over a specified 30 day period (the “Target Volume”) equals or exceeds 1,500 barrels of oil per day (“BOPD”); (ii) $15 million if the Target Volume equals or exceeds 1,000 BOPD but is less than 1,500 BOPD; or (iii) $0 due if the Target Volume is less than 1,000 BOPD.  In the event we are required to make a final closing payment to Asia Sixth based on well performance, we will need to raise the funds required through debt and/or equity financings.

Business Strategy

Our goal is to increase shareholder value by building reserves, production and cash flows at an attractive return on invested capital.  We intend to primarily engage in the acquisition, exploration, development and production of oil and natural gas resources in the United States, primarily shale oil and natural gas and secondarily conventional oil and natural gas opportunities in the United States (U.S.), and utilizing our strategic relationships for acquisition, exploration, development and production in Asia, with a particular focus on China and Kazakhstan. We intend to achieve our objectives as follows:

Aggressively drill and develop our existing acreage positions. We plan to aggressively drill our core assets, drilling at least two gross wells on the Niobrara asset, at least one gross well on the Eagle Ford asset, and three gross wells in the Mississippian Lime through the end of 2014.  We believe our planned drilling schedules will allow us to begin converting our undeveloped acreage to developed acreage with production, cash flow and proved reserves.

Acquire additional oil and natural gas opportunities. We plan to leverage our relationships and experienced acquisition team to pursue additional leasehold assets in our core areas as well as continue to pursue additional oil and natural gas interests.   We have an agreement in place (subject to customary closing conditions) for the acquisition of an approximate 34% indirect interest in Aral (as described above under “Recent Developments”), a Kazakhstan entity which holds a 100% operated working interest in a production license covering a contract area issued by the Republic of Kazakhstan that expires in 2035 in western Kazakhstan from Asia Sixth, which Contract Area covers 380,000 acres within the North Block located in the Pre-Caspian Basin.  This basin is one of the largest currently producing basins in Kazakhstan.  We plan to close this acquisition upon receipt of required approvals from the government of Kazakhstan, anticipated to be received no later than the third quarter of 2014.  We are also exploring additional oil and natural gas opportunities in our core areas, and in other areas of the United States and Pacific Rim countries, with a particular focus on China.

Leverage expertise of management and external resources.  We plan to focus on profitable investments that provide a platform for our management expertise.  We have also engaged South Texas Reservoir Alliance LLC (“STXRA”) and other industry veterans as key advisors, and recently jointly formed Pacific Energy Technology Services, LLC with STXRA, for the purpose of providing acquisition, engineering and oil drilling and completion technology services to third parties in the United States and Pacific Rim countries. As necessary, we intend to enlist external resources and talent to operate and manage our properties during peak operations.

Engage and leverage strategic alliances in Asia. We have already entered into a strategic alliance with MIE Holdings, and we intend to partner with additional Chinese energy companies to (a) acquire producing oil field assets that could provide cash flow to help fund our U.S. development program, (b) provide technical horizontal drilling expertise for a fee, thus acquiring valuable experience and data in regards to the China shale formations and successful engineering techniques, and (c) acquire interests in Asian producing assets.

Limit exposure and increase diversification through engaging in joint ventures.  We own various oil and natural gas interests through joint ventures with MIE Holdings, and may in the future enter into similar joint ventures with respect to other oil and gas interests either with MIE Holdings or other partners.  We believe that conducting many of our activities through partially owned joint venture will enable us to lower our risk exposure while increasing our ability to invest in multiple ventures.

Leverage partnerships for financial strength and flexibility. Our joint venture partner, MIE Holdings, has been a strong financial partner. They have loaned us $6.17 million through a short-term note to fund operations and development of the Niobrara asset and $432,433 toward the acquisition of the Mississippian asset. We expect that proceeds from future equity offerings, internally generated cash flow, and future debt financings will provide us with the financial resources to pay off these amounts due MIE Holdings and pursue our leasing and drilling and development programs through 2014.  We have also met with financial institutions, introduced to us by MIE Holdings, seeking to secure a line of credit that could be used for both acquisition and development costs where needed.  We cannot assure you, however, that we will be able to secure any such financing on terms acceptable to us, on a timely basis, or at all.

Strategic Alliances

MIE Holdings

Through the relationships developed by our founder and Chief Executive Officer, Frank Ingriselli, we formed a strategic relationship with MIE Holdings Corporation (Hong Kong Stock Exchange code: 1555.HK), one of the largest independent upstream onshore oil companies in China, which we refer to as MIE Holdings, to assist us with our plans to develop unconventional shale properties.  According to information provided by MIE Holdings, MIE Holdings has drilled and currently operates over 2,000 oil wells in China and brings extensive drilling and completion experience and expertise, as well as a strong geological team.  MIE Holdings has also been a significant investor in our operations, and our Niobrara and Eagle Ford assets are held all or in part by the following joint ventures which we jointly own with affiliates of MIE Holdings:

●	Condor Energy Technology LLC, which we refer to as Condor, which is a Nevada limited liability company owned 20% by us and 80% by an affiliate of MIE Holdings; and

●	White Hawk Petroleum, LLC, which we refer to as White Hawk, which is a Nevada limited liability company owned 50% by us and 50% by an affiliate of MIE Holdings.

Although our initial focus is on oil and natural gas opportunities in the United States, we plan to use our strategic relationship with MIE Holdings and our experience in operating U.S.-based shale oil and natural gas interests to acquire, explore, develop and produce oil and natural gas resources in Pacific Rim countries, with a particular focus on China.  We intend to use our existing or future joint ventures with MIE Holdings to acquire additional shale properties in the United States and in China, where MIE Holdings and other partners have extensive experience working in the energy sector.

STXRA

On October 4, 2012, we established a technical services subsidiary, Pacific Energy Technology Services, LLC, which is 70% owned by us and 30% owned by STXRA, through which we plan to provide acquisition, engineering, and oil drilling and completion technology services in joint cooperation with STXRA in the United States and Pacific Rim countries, particularly in China.  While Pacific Energy Technology Services, LLC currently has no operations, only nominal assets and liabilities and limited capitalization, we anticipate actively developing this venture in 2014.

  STXRA is a consulting firm specializing in the delivery of petroleum resource acquisition services and practical engineering solutions to clients engaged in the acquisition, exploration and development of petroleum resources.  In April 2011, we entered into an agreement of joint cooperation with STXRA in an effort to identify suitable energy ventures for acquisition by us, with a focus on plays in shale oil and natural gas bearing regions in the United States.  According to information provided by STXRA, the STXRA team has experience in their collective careers of drilling and completing horizontal wells, including over 100 horizontal wells with lengths exceeding 4,000 feet from 2010 to 2012, as well as experience in both slick water and hybrid multi-stage hydraulic fracturing technologies and in the operation of shale wells and fields.   We believe that our relationship with STXRA, both directly and through our jointly-owned Pacific Energy Technology Services LLC services company, will supplement the core competencies of our management team and provide us with petroleum and reservoir engineering, petrophysical, and operational competencies that will help us to evaluate, acquire, develop and operate petroleum resources in the future.

Merger with Pacific Energy Development

On July 27, 2012, in order to carry out our business plan, we acquired through a reverse acquisition, Pacific Energy Development Corp., a privately held Nevada corporation, which we refer to as Pacific Energy Development or PEDCO. As described below, pursuant to the acquisition, the shareholders of Pacific Energy Development gained control of approximately 95% of the voting securities of our company. Since the transaction resulted in a change of control, Pacific Energy Development was the acquirer for accounting purposes.  In connection with the merger, which we refer to as the Pacific Energy Development merger, Pacific Energy Development became our wholly owned subsidiary and we changed our name from Blast Energy Services, Inc. to PEDEVCO CORP.

As part of the Pacific Energy Development merger, we issued to the shareholders of Pacific Energy Development (a) 5,972,421 shares of our common stock, (b) 6,538,892 shares of our then newly created Series A preferred stock, (c) warrants to purchase an aggregate of 373,334 shares of our common stock and 230,862 shares of our Series A preferred stock at various exercise prices, and (d) options to purchase an aggregate of 1,411,667 shares of our common stock at various exercise prices.  Pursuant to the Pacific Energy Development merger, we also converted all of our shares of preferred stock that were outstanding prior to the Pacific Energy Development merger into shares of common stock on a one-for-one basis and effected a reverse stock split of our common stock on a 1-for-112 shares basis.  All share and per share amounts used in this prospectus have been restated to reflect this reverse stock split, as well as a subsequent reverse stock split of our common stock on a 1-for-3 shares basis effected on April 23, 2013.

At the effective time of the Pacific Energy Development merger, (a) Pacific Energy Development owned the Niobrara and Eagle Ford assets and had begun discussions regarding the Mississippian acquisition opportunity, and (b) our primary business was developing the North Sugar Valley Field asset.  As a result of our acquisition of Pacific Energy Development in the Pacific Energy Development merger, we acquired these assets and opportunities of Pacific Energy Development.

In connection with the Pacific Energy Development merger, the directors and executive officers of Pacific Energy Development became our directors and executive officers.

The following chart reflects our current organizational structure:

Senior Management and Board
Frank C. Ingriselli
Michael L. Peterson
Jamie Tseng
Clark R. Moore
Elizabeth P. Smith
David C. Crikelair
(18%*)
Significant Stockholders
Yao Hang Finance (Hong Kong) Limited (30%*)
MIE Holdings (6%*)
Public Stockholders
(46%*)
PEDEVCO Corp.
Texas Corporation
Pacific Energy Development Corp.
• Nevada corporation
• Holds 1,011 net acres in the Niobrara Asset
• Holds the Mississippian Asset
White Hawk Petroleum, LLC
Nevada limited liability company
50% owned by PEDCO and 50% owned by MIE Holdings
Holds Eagle Ford Asset
WHITE HAWK
Condor Energy Technology LLC
Nevada limited liability company
20% owned by PEDCO and 80% owned by MIE Holdings
Holds 7,204 net acres in the Niobrara Asset
CONDOR
ENERGY
Pacific Energy Technical Services, LLC
Nevada limited liability company
70% owned by PEDCO and 30% owned by STXRA
Vehicle for providing technical services
PACIFIC ENERGY
TECHNICAL SERVICES, LLC

* Represents percentage of voting power as of October 23, 2013, based on ownership of outstanding common stock, but not including outstanding options or warrants.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Our Contact Information

Our principal office is located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506. Our phone number is (855) 733-2685.  Our website address is www.pacificenergydevelopment.com.  Information on our website or any other website is not, and will not be, a part of this prospectus and is not, and will not be, incorporated by reference into this prospectus.

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

•	common stock;

•	preferred stock, in one or more series;

•	warrants to purchase shares of common stock, or shares of preferred stock; or

•	any combination of the foregoing securities, in units.

We refer to our common stock, preferred stock, warrants, and units collectively in this prospectus as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. We and our agents, underwriters and dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the NYSE MKT under the symbol “PED.”  Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Prior to the issuance of shares of each series, our Board of Directors will determine the rights, preferences, privileges and restrictions of such preferred stock series, and will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Texas. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following: any dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.  If we elect to issue preferred stock, we will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered. We have summarized certain general features of the preferred stock under “Description of Preferred Stock”. We urge you to read the complete certificate of designations containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Warrants. We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or in combination with common stock or preferred stock. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units representing any combination of common stock, preferred stock, and/or warrants from time to time.  The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement under which the units are designated, if any, describing the terms of the units we are offering before the issuance of the related units. We have summarized certain general features of the units under “Description of Units.” We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement, if any, designating the units.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) and any prospectus supplement or free writing prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein or incorporated by reference or as set forth in any prospectus supplement or free writing prospectus. Factors that could cause or contribute to such differences include, but are not limited to the following risks, as well as those discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent Annual Report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which are incorporated by reference in this prospectus. For more information, see “Information Incorporated by Reference.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

RISKS RELATED TO THE OFFERING AND OUR SECURITIES

We currently have a sporadic, illiquid and volatile market for our common stock, and the market for our common stock is and may remain sporadic, illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. Factors that could affect our stock price or result in fluctuations in the market price or trading volume of our common stock include:

●	our actual or anticipated operating and financial performance and drilling locations, including reserves estimates;

●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and cash flows, or those of companies that are perceived to be similar to us;

●	changes in revenue, cash flows or earnings estimates or publication of reports by equity research analysts;

●	speculation in the press or investment community;

●	public reaction to our press releases, announcements and filings with the SEC;

●	sales of our common stock by us or other shareholders, or the perception that such sales may occur;

●	the limited amount of our freely tradable common stock available in the public marketplace;

●	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in commodity prices;

●	the realization of any of the risk factors presented in this prospectus;

●	the recruitment or departure of key personnel;

●	commencement of, or involvement in, litigation;

●	the prices of oil and natural gas;

●	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;

●	changes in market valuations of companies similar to ours; and

●	domestic and international economic, legal and regulatory factors unrelated to our performance.

Our common stock is listed on the NYSE MKT under the symbol “PED.”  Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock.  Additionally, general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. Shareholders and potential investors in our common stock should exercise caution before making an investment in us.

Additionally, as a result of the illiquidity of our common stock, investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time.  Such illiquidity could have an adverse effect on the market price of our common stock.  In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market.  We cannot assure you that an active trading market for our common stock will develop or, if one develops, be sustained.

An active liquid trading market for our common stock may not develop in the future.

Our common stock currently trades on the NYSE MKT, although our common stock’s trading volume is very low.   Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. However, our common stock may continue to have limited trading volume, and many investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time.  Such illiquidity could have an adverse effect on the market price of our common stock.  In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market.  We cannot assure you that an active trading market for our common stock will develop or, if one develops, be sustained.

We do not presently intend to pay any cash dividends on or repurchase any shares of our common stock.

We do not presently intend to pay any cash dividends on our common stock or to repurchase any shares of our common stock.  Any payment of future dividends will be at the discretion of the Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant.  Cash dividend payments in the future may only be made out of legally available funds and, if we experience substantial losses, such funds may not be available.  Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment, and there is no guarantee that the price of our common stock that will prevail in the market will ever exceed the price paid by you.

Our management has wide discretion in the use of the offering proceeds and may not apply these proceeds in a manner that will increase our revenue or market value.

Our management will have considerable discretion in the application of the proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The proceeds may be used for corporate purposes that do not increase our revenue or our market value.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NYSE MKT, with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our Board of Directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time.  Among other things, we must:

●
establish and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NYSE MKT;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

In addition, being a public company subject to these rules and regulations may require us to accept less director and officer liability insurance coverage than we desire or to incur substantial costs to obtain coverage.  These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee, and qualified executive officers.

Future sales of our common stock could cause our stock price to decline.

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock.  Up to $100,000,000 in total aggregate value of securities which are being registered by us in this offering will be eligible for sale in the public markets from time to time, when sold and issued by us.  Additionally, if our existing shareholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly.  The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Our outstanding options, warrants and convertible securities may adversely affect the trading price of our common stock.

As of October 23, 2013, there were outstanding stock options to purchase approximately 1,477,062 shares of our common stock and outstanding warrants to purchase approximately 3,093,362 shares of common stock.  For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership.   The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders, including purchasers of common stock in this offering.

The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. Prior to or immediately following the effectiveness of the registration statement of which this prospectus is a part, we intend to file a registration statement with the SEC on Form S-8 providing for the registration of approximately 2,118,386 shares of our common stock issuable or reserved for issuance under our equity incentive plans. Subject to the satisfaction of vesting conditions, the expiration of lockup agreements, any management 10b5-1 plans and certain restrictions on sales by affiliates, shares registered under registration statements on Form S-8 will be available for resale immediately in the public market without restriction.

We cannot predict the size of future issuances of our common stock pursuant to the exercise of outstanding options or warrants or conversion of other securities, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our common stock to decline.

Six of our directors and executive officers own approximately 17.5% of our common stock, and two of our major shareholders own approximately 40.2% of our common stock, which may give them influence over important corporate matters in which their interests are different from your interests.

Six of our directors and executive officers beneficially own approximately 17.5% of our outstanding shares of common stock, and our largest two non-director or officer shareholders own approximately 40.2% of our outstanding shares of common stock (assuming exercise of warrants held thereby) based on a total of 22,531,146 shares of common stock outstanding as of October 23, 2013. These directors, executive officers and major shareholders will be positioned to influence or control to some degree the outcome of matters requiring a shareholder vote, including the election of directors, the adoption of amendments to our certificate of formation or bylaws and the approval of mergers and other significant corporate transactions.  These directors, executive officers and major shareholders, subject to any fiduciary duties owed to the shareholders generally, may have interests different than the rest of our shareholders.  Their influence or control of our company may have the effect of delaying or preventing a change of control of our company and may adversely affect the voting and other rights of other shareholders.  In addition, due to the ownership interest of these directors and officers in our common stock, they may be able to remain entrenched in their positions.

Furthermore, one of our major shareholders, MIE Holdings, is an independent oil company in China with its own oil and natural gas operations separate from its relationship with us.  Potential conflicts of interest could arise as a result, either in the terms of our relationship with MIE Holdings or in MIE Holdings competing with us in its operations outside of its relationship with us.

Provisions of Texas law may have anti-takeover effects that could prevent a change in control even if it might be beneficial to our shareholders.

Provisions of Texas law may discourage, delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.  Under Texas law, a shareholder who beneficially owns more than 20% of our voting stock, or any “affiliated shareholder,” cannot acquire us for a period of three years from the date this person became an affiliated shareholder, unless various conditions are met, such as approval of the transaction by our Board of Directors before this person became an affiliated shareholder or approval of the holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder.  See “Description of Capital Stock — Business Combinations Under Texas Law.”

Our Board of Directors can authorize the issuance of preferred stock, which could diminish the rights of holders of our common stock and make a change of control of our company more difficult even if it might benefit our shareholders.

Our Board of Directors is authorized to issue shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock.   Shares of preferred stock may be issued by our Board of Directors without shareholder approval, with voting powers and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding.  As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders including having a preference over our common stock with respect to dividends or distributions on liquidation or dissolution.

Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders.  Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us subsequent to the date of this prospectus and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders.  As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease.

Securities analysts may not cover our common stock and this may have a negative impact on our common stock’s market price.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of shares of our common stock, preferred stock or warrants to purchase shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, subject to the requirements of the NYSE MKT Equities Exchange (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock), to issue all or part of the authorized but unissued shares of common stock, preferred stock or warrants to purchase such shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing shareholders and may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

If we are delisted from the NYSE MKT, your ability to sell your shares of our common stock may be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted, it could come within the definition of “penny stock” as defined in the Exchange Act and could be covered by Rule 15g-9 of the Exchange Act. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

Due to the fact that our common stock is listed on the NYSE MKT, we are subject to financial and other reporting and corporate governance requirements which increase our cost and expenses.

We are currently required to file annual and quarterly information and other reports with the Securities and Exchange Commission that are specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.  Additionally, due to the fact that our common stock is listed on the NYSE MKT, we are also subject to the requirements to maintain independent directors, comply with other corporate governance requirements and are required to pay annual listing and stock issuance fees. These obligations require a commitment of additional resources including, but not limited, to additional expenses, and may result in the diversion of our senior management’s time and attention from our day-to-day operations. These obligations increase our expenses and may make it more complicated or time consuming for us to undertake certain corporate actions due to the fact that we may require NYSE approval for such transactions and/or NYSE rules may require us to obtain shareholder approval for such transactions.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents or information incorporated by reference herein and any prospectus supplement or free writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Forward-looking statements may include statements about our:

●	business strategy;

●	reserves;

●	technology;

●	cash flows and liquidity;

●	financial strategy, budget, projections and operating results;

●	oil and natural gas realized prices;

●	timing and amount of future production of oil and natural gas;

●	availability of oil field labor;

●	the amount, nature and timing of capital expenditures, including future exploration and development costs;

●	availability and terms of capital;

●	drilling of wells;

●	government regulation and taxation of the oil and natural gas industry;

●	marketing of oil and natural gas;

●	exploitation projects or property acquisitions;

●	costs of exploiting and developing our properties and conducting other operations;

●	general economic conditions;

●	competition in the oil and natural gas industry;

●	effectiveness of our risk management and hedging activities;

●	environmental liabilities;

●	counterparty credit risk;

●	developments in oil-producing and natural gas-producing countries;

●	future operating results;

●	estimated future reserves and the present value of such reserves; and

●	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.  You should consider carefully the statements included in and incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus and any prospectus supplement or free writing prospectus, or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference and any prospectus supplement or free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for future drilling and development, additional leasehold acquisitions, repayment of debt, working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.  Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

In connection with the Pacific Energy Development merger (described above under “Prospectus Summary”), all shares of our preferred stock that were outstanding prior to the Pacific Energy Development merger were converted into shares of common stock on a one-for-one basis, and we effected a reverse stock split of our common stock on a 1-for-112 shares basis.  On April 23, 2013, we effected an additional reverse stock split of our common stock on a 1-for-3 shares basis. We are currently authorized to issue 200 million shares of $0.001 par value common stock and 100 million shares of $0.001 par value preferred stock, of which 25 million shares have been designated as Series A preferred stock.  As of the date of this prospectus, we had 22,531,146 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore.  No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities.  Upon liquidation, dissolution or winding-up of our company, and after payment of creditors and preferred shareholders, if any, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of common stock.  All shares of common stock now outstanding are, and all shares that we are selling in this offering, upon their issuance and sale, will be, fully paid, validly issued and non-assessable.  Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.

Preferred Stock

Under our amended and restated certificate of formation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by our Board of Directors.  The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series.  The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and bylaws could make more difficult the acquisition of our company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our Board of Directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder”, for a period of three years from the date that person became an affiliated shareholder, subject to certain exceptions (described below). An “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if the business combination or the acquisition of shares by the affiliated shareholder was approved by the Board of Directors of the corporation before the affiliated shareholder became an affiliated shareholder; or the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Because we have more than 100 of record shareholders, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

●
the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

●
a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

●
a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; or

●
a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving our company, even if that event would be beneficial to our shareholders.

Anti-Takeover Provisions of Our Charter Documents

Our certificate of formation and bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

•
Special Meetings of Stockholders — Our bylaws provide that special meetings of the stockholders may only be called by our Chairman, our President, or upon written notice to our Board of Directors by our stockholders holding not less than 30% of our outstanding voting capital stock.

•	Amendment of Bylaws — Our bylaws may be amended by our Board of Directors alone.

•
Advance Notice Procedures — Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders. At an annual meeting, our stockholders elect a Board of Directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting.

•	No cumulative voting — Our certificate of formation and bylaws do not include a provision for cumulative voting in the election of directors.

•	Vacancies — Our bylaws provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

•
Preferred Stock — Our certificate of formation allows us to issue up to 100,000,000 shares of preferred stock, of which 25 million shares have been designated as Series A preferred stock.  The undesignated preferred stock may have rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having an anti-takeover effect.

•
Authorized but Unissued Shares — Our Board of Directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders' approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of formation provides that our directors are not personally liable to us or our shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for, and we may be prohibited from indemnifying them against:

●	any breach of the director’s duty of loyalty to us or our shareholders;

●	acts or omissions not in good faith that constitute a breach of the director’s duty to us;

●	acts or omissions that involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director receives an improper benefit; or

●	acts or omissions for which the liability is expressly provided by an applicable statute.

Our certificate of formation also provides that we will indemnify our directors, and may indemnify our agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted for directors, officers and controlling persons of our company under our certificate of formation, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Subchapter C of Title 1 of Chapter 8 of the Texas Business Organizations Code describes the terms and conditions under which a corporation is authorized to indemnify its directors, officers and other agents against judgments, penalties, fines, settlements and expenses that they may incur in connection with proceedings brought against them, or in which they are otherwise involved, as a result of their service as directors, officers or other agents of the corporation.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors pursuant to which we have agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.  We also maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is First American Stock Transfer, Inc., located at 4747 N. 7th Street, Suite 170, Phoenix, Arizona 85014.

DESCRIPTION OF PREFERRED STOCK

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•
the provisions for redemption, if applicable, of the preferred stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

•	any listing of the preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF WARRANTS
 General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be offered independently or in combination with common stock or preferred stock, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

•	reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of the common stock (or as applicable to warrants to purchase preferred stock and the preferred stock);

•
the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

•
the distribution to all holders of common stock of evidence of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise, shares of common stock issued with capital stock rights; and

•
after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Texas.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock and/or warrants for the purchase of common stock and/or preferred stock in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Capital Stock," and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and unit agreements will be governed by and construed in accordance with the laws of the State of Texas.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; and

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NYSE MKT in the case of shares of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options; or

•	through the settlement of short sales.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amount of securities underwritten;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any material relationships between the underwriters and the Company; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.

Any underwritten offering may be on a best efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the NYSE MKT. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE MKT, subject to official notice of issuance and where applicable, subject to the requirements of the NYSE MKT (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). We may elect to list any series of preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by The Loev Law Firm, PC.  Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2012, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (“Form 10-K”), as amended by the Company’s filing of Amendments to the Form 10-K on April 19, 2013 and April 25, 2013, have been audited by GBH CPAs, PC, as set forth in their report thereon, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The balance sheets of Condor as of December 31, 2012 and December 31, 2011, and the related statements of operations, members' equity, and cash flows for the year ended December 31, 2012 and for the period from October 31, 2011 (inception) to December 31, 2011, appearing in the Company’s Form 10-K, as amended by the Company’s filing of an Amendment to the Form 10-K on April 25, 2013 have been audited by GBH CPAs, PC, as set forth in their report thereon, and incorporated herein by reference.  Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The balance sheets of White Hawk as of December 31, 2012, and the related statements of operations, members' equity, and cash flows for the period from May 11, 2012 (inception) to December 31, 2012, appearing in the Company’s Form 10-K have been audited by GBH CPAs, PC, as set forth in their report thereon, and incorporated herein by reference.  Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of the Company as of December 31, 2011 and for the period from February 9, 2011 (inception) to December 31, 2011, appearing in the Company’s Form 10-K, as restated in the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2013, have been audited by SingerLewak LLP, as set forth in their report thereon, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of Blast Energy Services, Inc. as of December 31, 2011 and 2010 and for each of the two fiscal years ended December 31, 2011 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by GBH CPAs, PC, an independent registered public accounting firm, as stated in their report thereon, and incorporated herein by reference. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain of our oil and gas reserve estimates that are incorporated herein by reference were based upon a report prepared by Ryder Scott Company, L.P., an independent professional engineering firm specializing in the technical evaluation of oil and gas assets and estimates of future net income. These estimates are included and incorporated by reference herein in reliance on the authority of such firm as an expert in such matters.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors,” “SEC Filings” page of our website at www.pacificenergydevelopment.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 25, 2013, as amended on April 19, 2013 and April 25, 2013;

•
Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013, filed with the SEC on May 20, 2013 and August 14, 2013 (as amended on August 14, 2013 and August 21, 2013), respectively;

•
Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on April 9, 2013; April 23, 2013; July 15, 2013; August 13, 2013; September 5, 2013; September 10, 2013; and September 16, 2013; and

•
The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on September 5, 2013 (File No. 001-35922) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, CALIFORNIA 94506
Phone: (855) 733-2685
Fax: (925) 403-0703

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of the filing of this prospectus and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We maintain an Internet website at www.pacificenergydevelopment.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

$8,000,000

Shares of Common Stock

PEDEVCO Corp.

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PROSPECTUS SUPPLEMENT

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National Securities Corporation

DECEMBER [ ], 2013